NORTHSTAR
                                     TRUST
                         ANNUAL REPORT TO SHAREHOLDERS
                                OCTOBER 31, 1997


           (5-PRONGED STAR APPEARS WITH SEVERAL FUNDS REPRESENTED)

                                                    (PICTURE OF MARK L. LIPSON)
                                                            MARK L. LIPSON

                                                                        (LOGO)
    NORTHSTAR TRUST
    ANNUAL REPORT
    October 31, 1997

Dear Shareholders:

We are pleased to provide you with the annual report of the Northstar Trust for the year ended October 31, 1997. We are gratified with your decision to entrust your assets to the Northstar Funds and are confident that we can assist you reaching your financial objectives. Our goal is to provide you with consistent, long term, attractive returns achieved through fundamental research, analysis, and traditional investment disciplines. Following this letter is a summary of the results of each Fund by their respective portfolio manager. We hope you will find it informative.

During the past year the U.S. financial markets remained quite strong despite three temporary market corrections. The favorable investment returns for both stocks and bonds were supported by continued growth in the economy, strong gains in corporate profits, and a reduction in the inflation rate.

As the U.S. economy advanced at better than a 3% rate in real GDP growth, it generated more jobs, reducing the unemployment rate to an historically low level of 4.7%. This raised concerns that rising wage pressures would begin to impact and reverse the favorable trends in both corporate profitability and inflation. However, despite growing demand, the productive capacity of the increasingly global economy increased even more due to capital investments and improved efficiency. There are few, if any, shortages today impacting inflation, and rising employment costs so far are being more than offset by productivity gains. Corporate profit margins remain at historically high levels.

During the year, intermediate and long term treasury bonds appreciated as yields declined about 50 basis points (0.5%). The total return for 10 year A rated bonds was about 9.4%. Stock market returns were stronger, with the Dow Industrials up 25.8%, benefiting from both higher earnings and higher valuations due to the lower interest rates. High yield bonds also had a very good year benefiting from both a narrowing in interest rate differentials compared to treasury bonds and from increases in the underlying equity values.

Looking into 1998 the investment environment continues to appear favorable. While the current financial crisis in Asia has introduced a new major uncertainty which we are monitoring closely, its dampening effect on global growth and inflation may actually prove to be positive for the U.S. bond and stock prices. Growth in the U.S. economy and corporate profits should continue in 1998, but at a slower rate. With inflation remaining low, some further declines in interest rates are possible.

We note with great conviction that attempts to "time" the market often prove counterproductive. Investors are strongly urged to focus on the long term. Consistent disciplined investing is the proven method of achieving attractive returns and meeting your financial objectives. We continue to support this philosophy and look forward to serving your investment needs in the future.

Sincerely,
/s/ Mark L. Lipson
Mark L. Lipson
President
Dec. 1, 1997

                                              (PICTURE OF LOUIS NAVEILLER)
                                                      LOUIS NAVEILLER

                                                          (LOGO)
    NORTHSTAR
    GROWTH + VALUE FUND

THE MARKETS
    (Bullet) Small-to-mid capitalization stocks lagged their large capitalization counterparts until the S&P 500's earnings momentum peaked in the first quarter of 1997. As soon as it became evident that the S&P 500's earnings were slowing, small-to-mid capitalization stocks took over the leadership role of the stock market and performed magnificently in the second and third quarters of 1997. Technology stocks performed especially well during the second and third quarters of 1997. By the time the fourth quarter of 1997 arrived, some profit-taking in the high-flying technology stocks was expected, but the profit-taking proved to be more than anticipated and many technology stocks used the currency and stock market problems in Hong Kong as an excuse to "crash and burn". Fortunately, before the technology stocks corrected sharply in October 1997, the Growth + Value Fund had been reducing its exposure in technology stocks and dramatically increasing its exposure in oil-service and oil-drilling stocks. This shift away from technology and into oil-related stocks helped the Growth + Value Fund perform much better than many aggressive growth funds during the volatile first part of the fourth quarter of 1997.

THE FUND
    (Bullet) The Growth + Value Fund was opened in mid-November of 1996 and ended its' year on October 31. Although the Fund is still relatively new, we are quite pleased with its' results thus far. Year to date (November 18 to October 31, 1997) the Fund was up 21.5%, 20.8%, and 20.8% for Class A, B, and C respectively, compared to the S&P 500 which was up 32.1% and the Dow Jones Industrials which were up 25.8%. The short history of the Fund has been marked by an exciting and sometimes challenging market environment.
    (Bullet) This Fund attempted to "shift gears" as the stock market environment changed. In the first quarter of 1997, the Growth + Value Fund was predominantly invested in mid-capitalization growth stocks, but from May 1997 on, small capitalization stocks started to outperform and became more dominant in the Fund. Today, the Growth + Value Fund is dominated by both small capitalization and mid capitalization stocks.
    (Bullet) The "biggest" factor affecting the Growth + Value Fund during 1997 was that after the S&P 500's earnings momentum peaked early in the year, the stock market became increasingly selective. Today, consistent earnings growth and reasonable earnings growth relative to a stock's price/earnings ratio are extremely important. I enjoy narrow challenging stock market environments. One fact that I am especially proud of is that throughout 1997, the Growth + Value Fund has remained fundamentally superior to both the Russell 2000 and S&P 500, in that the average projected price/earnings ratio of the fund has remained in line or below comparable ratios for the Russell 2000 and S&P 500.

CURRENT STRATEGY
    (Bullet) The projected 1998 earnings for the Growth + Value Fund is far stronger than either the Russell 2000 and S&P 500. As I approach 1998, I remain especially optimistic about the outlook for the Growth + Value Fund, simply because the stocks in the Fund have reasonable price/earnings ratios and superior earnings prospects relative to the overall stock market.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 10/31/97)     TOTAL NET ASSETS $137,916,139
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                     % FUND

    1     ENSCO International, Inc.        2.8%

    2     Ace, Ltd.                        2.7

    3     Orbotech Ltd.                    2.5

    4     BJ Services Co.                  2.3


    5     Cliffs Drilling Co.              2.3

    6     Dell Computer Corp.              2.3

    7     Dallas Semiconductor Corp.       2.1

    8     Tekelec                          2.1

    9     Thiokol Corp.                    2.0


   10     Guidant Corp.                    1.9
                                         ------
                                         23.0%
                                         ======


TOP 5 INDUSTRIES
(BY PERCENTAGE OF NET ASSET)

                    ----------------
Insurance           7.1%

                    --------------
Electronics         6.0%

Oilfield Service/   ------------
Equipment           5.4%

                    ---------
Computers           3.5%

Oil & Gas           ---------
Exploration         3.5%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
-------------------------------------------

            Inception     5 years    1 year
-------------------------------------------
Class A       16.61%          n/a       n/a
-------------------------------------------
Class B       16.70%          n/a       n/a
-------------------------------------------
Class C       20.94%          n/a       n/a
-------------------------------------------
CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
-------------------------------------------
            Inception     5 years    1 year
-------------------------------------------
Class A       21.50%          n/a       n/a
-------------------------------------------
Class B       20.80%          n/a       n/a
-------------------------------------------
Class C       20.80%          n/a       n/a
-------------------------------------------

    NORTHSTAR
    GROWTH + VALUE FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR GROWTH + VALUE FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1997. The average annualized total return for Class A shares of 16.61% for the period since the Fund's inception of November 18, 1996 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 16.70% and 20.94% since inception for Class B and Class C shares of November 18, 1996 and November 18, 1996, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only.) All performance data shown represents past performance, and should not be considered indicative of future performance.

(Plot points appear below for Northstar Growth + Value Fund-Class A, Northstar Growth + Value Fund-Class B and Northstar Growth + Value Fund-Class C.)

     NORTHSTAR GROWTH + VALUE FUND-CLASS A
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION 16.61%

                   CLASS A          S&P 500          LIPPER GROWTH FUND
11/18/96            9.525           10                10
4/30/97             8.952           11.362            10.852
10/31/97           11.571           12.969            12.842


     NORTHSTAR GROWTH + VALUE FUND-CLASS B
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION 16.70%

                   CLASS B          S&P 500          LIPPER GROWTH FUND
11/18/96           10                10               10
4/30/97            9.380             11.362           10.852
10/31/97           12.080            12.969           12.842


     NORTHSTAR GROWTH + VALUE FUND-CLASS C
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION 20.94%

                   CLASS C          S&P 500          LIPPER GROWTH FUND
11/18/96           10               10               10
4/30/97            9.380            11.362           10.852
10/31/97           12.080           12.969           12.842

    NORTHSTAR GROWTH + VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                        (LOGO)

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 93.22%
ADVANCED MEDICAL DEVICES -- 1.92%
Guidant Corp.                                                             46,000                $  2,645,000
                                                                                                ------------
AEROSPACE/AIRCRAFT PARTS -- 1.45%
US Airways Group, Inc. @                                                  42,600                   1,996,875
                                                                                                ------------
AEROSPACE & DEFENSE -- 1.99%
Thiokol Corp.                                                             30,000                   2,746,875
                                                                                                ------------
AIR FREIGHT/COURIERS -- 3.11%
Airbourne Freight Corp.                                                   38,800                   2,458,950
Expeditors International of Washington, Inc.                              50,000                   1,837,500
                                                                                                ------------
                                                                                                   4,296,450
                                                                                                ------------
APPAREL/FABRIC -- 2.31%
Jones Apparel Group, Inc. @                                               25,000                   1,271,875
VF Corp.                                                                  21,400                   1,912,625
                                                                                                ------------
                                                                                                   3,184,500
                                                                                                ------------
BANKING -- 1.28%
GreenPoint Financial Corp.                                                27,500                   1,770,313
                                                                                                ------------
BUILDING MATERIALS -- 2.91%
Aztec Manufacturing Co.                                                   77,900                   1,407,069
Southdown, Inc.                                                           47,000                   2,602,625
                                                                                                ------------
                                                                                                   4,009,694
                                                                                                ------------
COMPUTERS -- 3.48%
Compaq Computer Corp.                                                     25,000                   1,593,750
Dell Computer Corp. @                                                     40,000                   3,205,000
                                                                                                ------------
                                                                                                   4,798,750
                                                                                                ------------
COMPUTER HARDWARE -- 0.66%
Jabil Circuit, Inc. @                                                     20,000                     907,500
                                                                                                ------------
COMPUTER SERVICES -- 1.15%
Keane, Inc. @                                                             53,600                   1,587,900
                                                                                                ------------
COMPUTER SOFTWARE -- 1.48%
Compuware Corp. @                                                         30,900                   2,043,262
                                                                                                ------------
COMPUTER SOFTWARE & SERVICES -- 1.64%
Computer Learning Centers, Inc.                                           50,000                   2,262,500
                                                                                                ------------
CONSTRUCTION MATERIALS -- 1.31%
PACCAR, Inc.                                                              40,000                   1,802,500
                                                                                                ------------
CONSTRUCTION & MINING EQUIPMENT -- 1.19%
Terex Corp. @                                                             77,900                   1,640,769
                                                                                                ------------
DIVERSIFIED MANUFACTURING -- 2.41%
Aeroquip-Vickers, Inc.                                                    31,700                   1,650,381
Tyco International Ltd.                                                   44,200                   1,668,550
                                                                                                ------------
                                                                                                   3,318,931
                                                                                                ------------
DISCOUNT STORES -- 1.00%
Ames Department Stores, Inc. @                                            89,100                   1,386,619
                                                                                                ------------
EDP PERIPHERALS -- 2.14%
Qlogic Corp. @                                                            12,900                     419,250
Quantum Corp. @                                                           80,000                   2,530,000
                                                                                                ------------
                                                                                                   2,949,250
                                                                                                ------------

    NORTHSTAR GROWTH + VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
EDP SERVICES -- 2.72%
DSP Group, Inc. @                                                         53,000                $  1,878,187
Systems & Computer Technology Corp. @                                     43,400                   1,871,625
                                                                                                ------------
                                                                                                   3,749,812
                                                                                                ------------
ELECTRONIC PRODUCTION/EQUIPMENT -- 2.48%
Orbotech Ltd. @                                                           80,000                   3,420,000
                                                                                                ------------
ELECTRONICS -- 5.97%
Cellstar Corp. @                                                          45,000                   1,527,187
CHS Electronics, Inc.                                                     62,000                   1,515,125
Innovex, Inc.                                                             13,000                     335,563
Smart Modular Technologies, Inc. @                                        49,500                   2,462,625
STB Systems, Inc. @                                                       35,000                   1,028,125
Unitrode Corp. @                                                          50,800                   1,362,075
                                                                                                ------------
                                                                                                   8,230,700
                                                                                                ------------
FINANCIAL -- 1.02%
SLM Holding Corp.                                                         10,000                   1,403,750
                                                                                                ------------
FINANCIAL SERVICES -- 1.79%
FirstPlus Financial Group, Inc. @                                         45,000                   2,475,000
                                                                                                ------------
FLUID CONTROLS -- 1.82%
Parker-Hannifin Corp.                                                     60,000                   2,508,750
                                                                                                ------------
FOOD -- 3.20%
Interstate Bakeries Corp.                                                 37,000                   2,363,375
Morningstar Group, Inc. @                                                 47,900                   2,047,725
                                                                                                ------------
                                                                                                   4,411,100
                                                                                                ------------
HOUSEHOLD PRODUCTS -- 0.61%
WestPoint Stevens, Inc. @                                                 20,700                     848,700
                                                                                                ------------
INSURANCE -- 7.09%
Ace, Ltd.                                                                 40,000                   3,717,500
Mid Ocean Limited                                                         40,600                   2,633,925
Presidential Life Corp.                                                   52,000                   1,033,500
St. Paul Cos., Inc.                                                       30,000                   2,398,125
                                                                                                ------------
                                                                                                   9,783,050
                                                                                                ------------
INVESTMENT COMPANIES -- 2.44%
Jefferies Group, Inc.                                                     15,000                     993,750
Merrill Lynch & Co., Inc.                                                 35,000                   2,366,875
                                                                                                ------------
                                                                                                   3,360,625
                                                                                                ------------
METALS -- STEEL -- 3.25%
Maverick Tube Corp. @                                                     70,000                   2,467,500
Timken Co.                                                                60,000                   2,010,000
                                                                                                ------------
                                                                                                   4,477,500
                                                                                                ------------
NEWSPAPERS -- 1.31%
Knight Ridder, Inc.                                                       34,600                   1,807,850
                                                                                                ------------
OFFICE EQUIPMENT/SUPPLIES -- 1.33%
Herman Miller, Inc.                                                       37,600                   1,837,700
                                                                                                ------------
OIL -- 2.77%
ENSCO International, Inc.                                                 90,700                   3,815,069
                                                                                                ------------

    NORTHSTAR GROWTH + VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                   (LOGO)

Security                                                 Shares/Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
OIL & GAS DRILLING -- 1.13%
Global Marine, Inc. @                                                     50,000                $  1,556,250
                                                                                                ------------
OILFIELD SERVICES/EQUIPMENT -- 5.44%
BJ Services Co. @                                                         37,900                   3,212,025
Key Energy Group, Inc. @                                                  70,000                   2,196,250
Pool Energy Services Co. @                                                61,700                   2,093,944
                                                                                                ------------
                                                                                                   7,502,219
                                                                                                ------------
OIL & GAS EXPLORATION -- 3.48%
Cliffs Drilling Co.                                                       44,400                   3,227,325
USX-Marathon Group                                                        44,000                   1,573,000
                                                                                                ------------
                                                                                                   4,800,325
                                                                                                ------------
PLASTICS -- 0.99%
Premark International, Inc.                                               50,300                   1,361,244
                                                                                                ------------
PRINTING & PUBLISHING -- 1.35%
Consolidated Graphics, Inc. @                                             35,900                   1,862,312
                                                                                                ------------
RETAILERS -- 1.62%
Goody's Family Clothing, Inc. @                                           85,300                   2,233,794
                                                                                                ------------
SEMICONDUCTOR -- 2.13%
Dallas Semiconductor Corp.                                                60,100                   2,937,387
                                                                                                ------------
SPECIALTY FOODS/CANDY -- 1.79%
Earthgrains Co.                                                           60,000                   2,467,500
                                                                                                ------------
STEEL -- 1.05%
Tubos de Acero de Mexico SA @ **                                          72,000                   1,453,500
                                                                                                ------------
TELECOMMUNICATIONS -- 3.32%
Nokia Corp. **                                                            18,700                   1,650,275
Tekelec @                                                                 70,000                   2,931,250
                                                                                                ------------
                                                                                                   4,581,525
                                                                                                ------------
TRUCKING & FREIGHT -- 1.69%
USFreightways Corp.                                                       72,000                   2,331,000
                                                                                                ------------
TOTAL COMMON STOCKS
(cost $118,047,610)                                                                              128,564,350
                                                                                                ------------
TOTAL INVESTMENT SECURITIES -- 93.22%
(cost $118,047,610)                                                                              128,564,350
REPURCHASE AGREEMENT -- 6.84%
Agreement with State Street Bank and Trust bearing
interest at 5.50% dated 10/31/97, to be repurchased
11/03/97 in the amount of $9,436,323 and
collateralized by $7,290,000 U.S. Treasury Bonds,
8.875% due 2/15/19, value $9,623,762
(cost $9,432,000)                                                    $ 9,432,000                   9,432,000
Liabilities in excess of other assets -- (0.06%)                                                     (80,211)
                                                                                                ------------
NET ASSETS -- 100.00%                                                                           $137,916,139
                                                                                                ------------
                                                                                                ------------

@  Non-income producing.
**   American Depositary Receipts.

See accompanying notes to financial statements.

    NORTHSTAR
    INTERNATIONAL VALUE FUND

THE MARKETS
    (Bullet) With the exception of Asia, the international markets experienced generally favorable returns over the twelve-month period ended October 31, 1997. The MSCI Europe Australasia Far East Index (EAFE) rose 4.6% for the year, while the MSCI Emerging Markets Free Index declined 8.5%. The best performing market for the period was Turkey, which was up over 93%.
    (Bullet) The European markets performed strongly, with Spain up 37.8% followed by Denmark, Italy, and the Netherlands which were all over 30% for the period. Latin American markers performed well also, with Mexico up 38.8% and Argentina up 24.4%. The Asian markers were hard hit as a result of the currency turmoil, with Thailand down over 67%. Malaysia and the Philippines both declined over 50%, while the Japanese market returned a negative 18.2% for the period.

THE FUND
    (Bullet) The Fund performed strongly over the past year, returning 27.6%, 8.7%, and 25.9% for Class A, B, and C, respectively. The Lipper Index of International Equity Funds returned 13.1% for the period ended October 31, 1997.
    (Bullet) European holdings were the largest contributors to the Fund's performance, with France, Switzerland, and Italy leading the way. Asian holdings, led by Japan, negatively contributed to performance. Telecommunications and Insurance holdings were the strongest industry contributors.
    (Bullet) Our largest regional commitment continues to be in Europe, with France and the United Kingdom being the most significant components. Telecommunications and Banking are the largest industry commitments.

CURRENT STRATEGY
    (Bullet) The bottom-up, value philosophy used in managing the Fund will be consistently applied to find the best opportunities available in non-U.S. Markets. There is no focus on top-down macroeconomic evaluations or forecasts in structuring the Fund. Country and industry exposure are exclusively a residual of the purchase of individual businesses that meet the strict value criteria.
    (Bullet) The Fund will endeavor to stay fully invested in non-U.S. equities and will not attempt to anticipate short-term market movements. We will hold the best values available without bias to either country of industry.

--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 10/31/97)     TOTAL NET ASSETS $181,827,375
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                          % FUND

    1     Nestle SA                             4.8%

    2     Tele Danmark A/S                      4.6

    3     Daimler-Benz AG                       4.2

    4     Groupe Danone                         4.2

    5     Telecom Italia SpA                    3.9

    6     Hitachi Ltd.                          3.7

    7     Den Danske Bank A/S                   3.6

    8     Intituto Mobiliare Italiano SpA       3.1


    9     BTR PLC                               3.0


   10     Guinness PLC                          3.0
                                              ------

                                              38.1%
                                             =======


  TOP 5 INDUSTRIES
  (by percentage of net assets)

                       ----------------
  Telecommunications   14.6%

                       ---------------
  Banking              14.1%

                       ------------
  Insurance            12.3%

  Food & Household     ----------
  Products             10.5%

                       -------
  Automotive           6.6%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
--------------------------------------------

            Inception     5 years     1 year
--------------------------------------------
Class A       13.91%          n/a     18.87%
--------------------------------------------
Class B        6.77%          n/a        n/a
--------------------------------------------
Class C       15.38%          n/a     23.18%
--------------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
--------------------------------------------
            Inception     5 years     1 year
--------------------------------------------
Class A       48.51%          n/a     27.59%
--------------------------------------------
Class B        8.70%          n/a        n/a
--------------------------------------------
Class C       46.30%          n/a     25.92%
--------------------------------------------

    NORTHSTAR
    INTERNATIONAL VALUE FUND
                                                          (LOGO)
         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR INTERNATIONAL VALUE FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 13.91% for the period since the Fund's inception on March 6, 1995 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 6.77% and 15.38% since inception for Class B and Class C shares of April 18, 1997 and March 6, 1995, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Plot points appear below for Northstar International Value Fund-Class A, Northstar International Value Fund-Class B and Northstar International Value Fund-Class C.)

     NORTHSTAR INTERNATIONAL VALUE FUND-CLASS A
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR          18.87%
           SINCE INCEPTION 13.91%

                   CLASS A          EAFE INDEX
3/06/95            9.525            10
10/31/95          10.092            10.73
10/31/96          11.327            11.669
10/31/97          14.139            12.024


     NORTHSTAR INTERNATIONAL VALUE FUND-CLASS B
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION 6.77%

                   CLASS B          EAFE INDEX
4/18/97            10               10
10/31/97           10.86            10.266


     NORTHSTAR INTERNATIONAL VALUE FUND-CLASS C
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR          23.18%
           SINCE INCEPTION 15.38%

                   CLASS C          EAFE INDEX
3/08/95            10               10
10/31/95           10.56            10.73
10/31/96           11.781           11.669
10/31/97           14.63            12.024

    NORTHSTAR INTERNATIONAL VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Country                                                                         Value             % of Net Assets
-----------------------------------------------------------------------------------------------------------------
Argentina                                                                $  4,097,280                       2.25%
Austria                                                                     1,578,176                       0.87%
Brazil                                                                      6,287,960                       3.46%
Denmark                                                                    14,932,919                       8.21%
France                                                                     27,120,909                      14.92%
Germany                                                                     7,638,357                       4.20%
Israel                                                                         26,675                       0.02%
Italy                                                                      20,918,085                      11.50%
Japan                                                                      20,900,331                      11.49%
Korea                                                                       1,731,984                       0.95%
Mexico                                                                      2,146,498                       1.18%
Netherlands                                                                 8,047,401                       4.43%
Portugal                                                                    1,668,805                       0.92%
Singapore                                                                   6,608,587                       3.63%
South Africa                                                                6,180,751                       3.40%
Spain                                                                       7,453,198                       4.10%
Switzerland                                                                13,119,304                       7.22%
Thailand                                                                      748,080                       0.41%
United Kingdom                                                             21,518,139                      11.83%
Other assets less liabilities                                               9,103,936                       5.01%
                                                                         ------------       ---------------------
  Net Assets                                                             $181,827,375                     100.00%
                                                                         ------------       ---------------------
                                                                         ------------       ---------------------

    NORTHSTAR INTERNATIONAL VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                       (LOGO)

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 94.99%
AUTOMOTIVE -- 6.59%
Daimler-Benz AG (Germany)                                                114,000                $  7,638,357
PSA Peugeot Citroen SA (France)                                           38,310                   4,336,919
                                                                                                ------------
                                                                                                  11,975,276
                                                                                                ------------
BANKING -- 14.08%
Argentaria SA (Spain)                                                     48,980                   2,720,550
Banca Commeriale Italiana SpA (Italy)                                  1,403,500                   3,829,988
Compagnie Financiere de Paribas (France)                                  32,400                   2,352,943
Den Danske Bank A/S (Denmark)                                             58,280                   6,580,287
Development Bank of Singapore Ltd. (Singapore)                           185,000                   1,726,667
Istituto Mobiliare Italiano SpA (Italy)                                  629,200                   5,626,750
Societe Generale SA (France)                                              14,700                   2,013,262
Thai Farmers Bank Public Company Ltd. (Thailand)                         279,000                     748,080
                                                                                                ------------
                                                                                                  25,598,527
                                                                                                ------------
BEVERAGES/FOOD/TOBACCO -- 5.15%
B.A.T. Industries PLC (United Kingdom)                                   451,000                   3,946,012
Guinness PLC (United Kingdom)                                            606,800                   5,426,256
                                                                                                ------------
                                                                                                   9,372,268
                                                                                                ------------
CHEMICALS -- 2.15%
Imperial Chemical Industries PLC (United Kingdom)                        264,800                   3,909,562
                                                                                                ------------
DATA PROCESSING & REPRODUCTION -- 0.02%
Scitex Corp. Ltd. (Israel)                                                 2,200                      26,675
                                                                                                ------------
ELECTRICAL & ELECTRONICS -- 6.03%
Alcatel Alsthom SA (France)                                               34,850                   4,205,019
Hitachi Ltd. (Japan)                                                     879,200                   6,757,457
                                                                                                ------------
                                                                                                  10,962,476
                                                                                                ------------
ENERGY -- 3.88%
Elf Aquitaine SA (France)                                                 14,195                   1,757,072
Nippon Oil Co. Ltd. (Japan)                                              295,000                   1,208,434
YPF Sociedad Anonima ** (Argentina)                                      128,040                   4,097,280
                                                                                                ------------
                                                                                                   7,062,786
                                                                                                ------------
FINANCIAL SERVICES -- 3.21%
Daiwa Securities Co. Ltd. (Japan)                                        460,000                   2,782,551
Yamaichi Securities Co. Ltd. (Japan)                                   1,610,000                   3,050,103
                                                                                                ------------
                                                                                                   5,832,654
                                                                                                ------------
FOOD & HOUSEHOLD PRODUCTS -- 10.54%
Grand Metropolitan PLC (United Kingdom)                                  308,400                   2,783,711
Groupe Danone (France)                                                    50,370                   7,701,875
Nestle SA (Switzerland)                                                    6,165                   8,686,695
                                                                                                ------------
                                                                                                  19,172,281
                                                                                                ------------

    NORTHSTAR INTERNATIONAL VALUE FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
INSURANCE -- 12.30%
Assurances Generales de France (France)                                   90,350                $  4,753,821
Baloise Holding Ltd. @ (Switzerland)                                       2,463                   4,432,608
INA SpA (Italy)                                                        2,313,700                   3,724,059
ING Groep N.V. (Netherlands)                                              98,660                   4,141,535
Tokio Marine & Fire Insurance Co. (Japan)                                532,400                   5,308,517
                                                                                                ------------
                                                                                                  22,360,540
                                                                                                ------------
METALS -- STEEL -- 1.28%
Iscor Ltd. (South Africa)                                              4,491,050                   2,333,013
                                                                                                ------------
MISCELLANOUS MATERIALS & COMMODITIES -- 2.12%
De Beers Centenary AG (South Africa)                                     161,300                   3,847,738
                                                                                                ------------
MULTI INDUSTRY -- 5.68%
BTR PLC (United Kingdom)                                               1,614,880                   5,452,597
Jardine Matheson Holdings Ltd. (Singapore)                               762,800                   4,881,920
                                                                                                ------------
                                                                                                  10,334,517
                                                                                                ------------
RECREATION PRODUCTS -- 0.99%
Fuji Photo Film Co. (Japan)                                               49,500                   1,793,270
                                                                                                ------------
TELECOMMUNICATIONS -- 14.55%
Royal PTT Nederland NV (Netherlands)                                     102,200                   3,905,867
Tele Danmark A/S (Denmark)                                               142,190                   8,352,632
Telecom Italia SpA (Italy)                                             1,118,200                   7,007,739
Telecomunicacoes Brasileiras SA ** (Brazil)                               21,940                   2,226,910
Telefonica de Espana SA (Spain)                                          103,390                   2,821,601
Telefonos de Mexico SA ** (Mexico)                                        49,630                   2,146,497
                                                                                                ------------
                                                                                                  26,461,246
                                                                                                ------------
UTILITIES -- ELECTRICAL & GAS -- 6.42%
Centrais Eletricas Brasileiras SA ** (Brazil)                            198,100                   4,061,050
EDP-Electricidade de Portugal SA @ (Portugal)                             90,000                   1,581,461
EDP-Electricidade de Portugal SA @ ** (Portugal)                           2,500                      87,344
EVN Energie-Versorgung Niederoesterreich AG (Austria)                     13,600                   1,578,176
Italgas SpA (Italy)                                                      205,000                     729,548
Korea Electric Power Corp. ** (South Korea)                              211,540                   1,731,984
Union Electrica Fenosa SA (Spain)                                        200,000                   1,911,047
                                                                                                ------------
                                                                                                  11,680,610
                                                                                                ------------
TOTAL COMMON STOCKS
(cost $171,455,433)                                                                              172,723,439
                                                                                                ------------
TOTAL INVESTMENT SECURITIES -- 94.99%
(cost $171,455,433)                                                                              172,723,439

Other assets less liabilities -- 5.01%                                                             9,103,936
                                                                                                ------------
NET ASSETS -- 100.00%                                                                           $181,827,375
                                                                                                ------------
                                                                                                ------------

@ Non-income producing.
 ** American Depositary Receipts.

See accompanying notes to financial statements.

(PICTURE OF            (PICTURE OF
GEOFFREY WADSWORTH)    JOHN W. FISHER)
GEOFFREY WADSWORTH     JOHN W. FISHER

                                                                    (LOGO)
    NORTHSTAR
    INCOME AND GROWTH FUND

THE MARKETS
    (Bullet) For the year ended October 31, 1997 the U.S. financial markets remained quite strong. The S&P 500 was up about 32.1%, the Dow Industrials + 25.8%, and 10 year A rated bonds were up about 9.4%.
    (Bullet) These favorable investment returns were driven by a combination of surprisingly strong economic growth of well over 3% and even more surprisingly, a reduced level of inflation, down towards 2%. Despite growing global competition, strong productivity gains allowed corporations to maintain historically high profit margins and produce earnings increases of better than 10% for the S&P 500.

THE FUND
    (Bullet) The Fund maintained a balance of high quality dividend paying stocks and investment grade bonds in close to a 60/40 ratio for most of the year. The Fund had returns of 17.0%, 15.1%, and 15.0% for Class A, B, and C shares, respectively, for the 12 months. This was well above the average for investment grade bonds but somewhat lagged the Lipper average of 18.9% for balanced Funds.
    (Bullet) The Fund's relative performance was very strong earlier in the year when market strength was focused on large capitalization blue chip stocks. During the middle of the fiscal year performance lagged as growth stocks and lower quality bonds took the lead in their respective markets. Since the October year end, performance has improved with renewed interest in high quality U.S. investments while concerns about Asia increase.
    (Bullet) Some of the best performing equity holdings included General
             Electric Co., Bristol-Myers Squibb Co., Exxon Corp., and Ford Motor Co., while others such as Eastman Kodak Co., Sears, Roebuck & Co., and Boeing Co. lagged.

CURRENT STRATEGY
    (Bullet) Growing economic problems in Asia are likely to dampen global growth in 1998, hold down inflation, and either reduce the level or at least postpone the prospect of rising interest rates in the U.S. The U.S. economy should continue to grow, but increases in S&P 500 profits are expected to slow and the financial markets to remain volatile.
    (Bullet) The Fund continues to hold dividend paying stocks with an average yield above 2.5%, balanced with intermediate and long term domestic investment grade bonds.
    (Bullet) Some new holdings in real estate companies (REITS) have been started which offer high dividend yields and attractive total return potential. Equity holdings in slower growth cyclicals are also being scaled back in favor of companies with better prospects for revenue and profit margin growth.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 10/31/97)     TOTAL NET ASSETS $197,127,494
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                 % FUND

    1     General Electric Co.         6.2%
          Minnesota, Mining &
    2     Manufacturing Co.            4.9
          Philip Morris Cos.,
    3     Inc.                         4.8


    4     J.P. Morgan & Co.            3.6

    5     Texaco, Inc.                 3.5

    6     Exxon Corp.                  3.4
          E.L. du Pont De Nemours
    7     & Co.                        3.3


    8     Eastman Kodak Co.            3.1


    9     AT&T Corp.                   3.0


   10     Chevron Corp.                3.0
                                     ------
                                     38.8%
                                     ======


  TOP 5 SECTORS
  (by percentage of net assets)

                      ----------------
  Energy              14.2%

                      ---------------
  Basic Materials     9.9%

                      ------------
  Consumer Staples    9.6%

                      ----------
  Financial           9.3%

                      -------
  Consumer Cyclical   8.3%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
--------------------------------------------

            Inception     5 years     1 year
--------------------------------------------
Class A       10.20%          n/a     11.32%
--------------------------------------------
Class B        9.33%          n/a     11.15%
--------------------------------------------
Class C       10.85%          n/a     15.12%
--------------------------------------------

CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
--------------------------------------------
            Inception     5 years     1 year
--------------------------------------------
Class A       54.56%          n/a     17.02%
--------------------------------------------
Class B       41.47%          n/a     15.06%
--------------------------------------------
Class C       45.19%          n/a     15.04%
--------------------------------------------

    NORTHSTAR
    INCOME AND GROWTH FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR INCOME AND GROWTH FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 10.20% for the period since the Fund's inception of November 8, 1993 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 9.33% and 10.85% since inception for Class B and Class C shares of February 9, 1994 and March 21, 1994, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Plot points appear below for Northstar Income and Growth Fund-Class A, Northstar Income and Growth Fund-Class B and Northstar Income and
Growth Fund-Class C.)

     NORTHSTAR INCOME AND GROWTH FUND-CLASS A
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
          1-YEAR           11.32%
          SINCE INCEPTION  10.20%
                           LEHMAN BROTHERS     LIPPER BALANCED
              CLASS A      GOV'T/CORP. BOND      FUND INDEX        S&P 500
11/08/93       9.525       10                  10                  10
10/31/94       9.751        9.674               9.939              10.097
10/31/95      10.948       11.237              11.686              12.431
10/31/96      12.591       11.843              13.38               15.077
10/31/97      14.719       12.886              16.069              19.553


     NORTHSTAR INCOME AND GROWTH FUND-CLASS B
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR          11.15%
           SINCE INCEPTION  9.33%
                               LEHMAN BROTHERS    LIPPER BALANCED
               CLASS B         GOV'T/CORP. BOND    FUND INDEX       S&P 500
2/09/94       10              10                 10                10
10/31/94       9.58            9.596              9.68              9.808
10/31/95      10.673          11.146             11.382            12.075
10/31/96      12.181          11.747             13.032            14.646
10/31/97      14.148          12.782             15.651            18.993


     NORTHSTAR INCOME AND GROWTH FUND-CLASS C
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR          15.12%
           SINCE INCEPTION 10.85%
                                  LEHMAN BROTHERS     LIPPER BALANCED
                   CLASS C        GOV'T/CORP. BOND    FUND INDEX       S&P 500
3/21/94            10              10                 10                10
10/31/94            9.825           9.809              9.874            10.112
10/31/95           10.948          11.394             11.61             12.45
10/31/96           12.503          12.008             13.293            15.1
10/31/97           14.519          13.066             15.964            19.583

    NORTHSTAR INCOME & GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                   (LOGO)

Industry                                                                       Value             % of Net Assets
----------------------------------------------------------------------------------------------------------------
Aerospace & Defense                                                         $  4,115,613                   2.09%
Airlines                                                                       4,041,481                   2.05%
Automotive                                                                     9,574,128                   4.86%
Broadcasting & Media                                                           1,764,906                   0.90%
Capital Goods Manufacturing                                                   12,124,837                   6.15%
Chemicals                                                                      6,558,825                   3.33%
Consumer Products                                                             26,706,230                  13.54%
Energy                                                                        24,256,486                  12.30%
Energy Services                                                                3,705,228                   1.88%
Finance & Banking                                                             10,298,098                   5.22%
Financial                                                                      6,636,213                   3.37%
Forest & Paper Products                                                        3,341,700                   1.70%
Insurance                                                                      1,464,265                   0.74%
Pharmaceutical                                                                11,418,296                   5.79%
Photography                                                                    6,064,439                   3.08%
Retail                                                                         4,952,442                   2.51%
Technology                                                                     3,615,336                   1.83%
Telecommunications                                                             5,981,386                   3.03%
Tobacco                                                                        1,945,929                   0.99%
U.S. Government and Agencies                                                  43,775,804                  22.21%
Repurchase Agreement                                                           3,100,000                   1.57%
Other assets less liabilities                                                  1,685,852                   0.86%
                                                                            ------------                 --------
Net Assets                                                                  $197,127,494                 100.00%
                                                                            ============                 ========

    NORTHSTAR INCOME & GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                                 Shares                       Value
-----------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 59.02%
AEROSPACE & DEFENSE -- 0.94%
Boeing Co.                                                               38,740                $  1,854,678
                                                                                               ------------
AUTOMOTIVE -- 4.86%
Chrysler Corp.                                                           77,215                   2,721,829
Ford Motor Co.                                                           72,565                   3,170,183
General Motors Corp.                                                     57,365                   3,682,116
                                                                                               ------------
                                                                                                  9,574,128
                                                                                               ------------
CAPITAL GOODS MANUFACTURING -- 6.15%
General Electric Co.                                                    187,800                  12,124,837
                                                                                               ------------
CHEMICALS -- 3.33%
E.I. du Pont De Nemours & Co.                                           115,320                   6,558,825
                                                                                               ------------
CONSUMER PRODUCTS -- 11.69%
Kimberly-Clark Corp.                                                     76,455                   3,970,882
Minnesota, Mining & Manufacturing Co.                                   106,160                   9,713,640
Philip Morris Cos., Inc.                                                236,340                   9,364,972
                                                                                               ------------
                                                                                                 23,049,494
                                                                                               ------------
ENERGY -- 12.30%
Chevron Corp.                                                            71,100                   5,896,856
Exxon Corp.                                                             109,680                   6,738,465
Mobil Corp.                                                              65,900                   4,798,344
Texaco, Inc.                                                            119,830                   6,822,821
                                                                                               ------------
                                                                                                 24,256,486
                                                                                               ------------
FINANCE & BANKING -- 5.22%
Bankers Trust New York Corp.                                             26,770                   3,158,860
J. P. Morgan & Co., Inc.                                                 65,050                   7,139,238
                                                                                               ------------
                                                                                                 10,298,098
                                                                                               ------------
FOREST & PAPER PRODUCTS -- 1.70%
International Paper Co.                                                  74,260                   3,341,700
                                                                                               ------------
PHARMACEUTICAL -- 4.85%
Bristol-Myers Squibb Co.                                                 66,000                   5,791,500
Merck & Co., Inc.                                                        42,200                   3,766,350
                                                                                               ------------
                                                                                                  9,557,850
                                                                                               ------------
PHOTOGRAPHY -- 3.08%
Eastman Kodak Co.                                                       101,285                   6,064,439
                                                                                               ------------
RETAIL -- 0.88%
Sears, Roebuck & Co.                                                     41,665                   1,744,722
                                                                                               ------------
TELECOMMUNICATIONS -- 3.03%
AT&T Corp.                                                              122,225                   5,981,386
                                                                                               ------------
TOBACCO -- 0.99%
RJR Nabisco Holdings Corp.                                               61,410                   1,945,929
                                                                                               ------------
TOTAL COMMON STOCKS
(cost $85,905,976)                                                                              116,352,572
                                                                                               ------------

    NORTHSTAR INCOME & GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                       (LOGO)

Security                                                        Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
DOMESTIC CORPORATE BONDS -- 16.34%
AEROSPACE & DEFENSE -- 1.15%
Raytheon Co.
6.45%, Notes, 8/15/02                                                $ 2,250,000                $  2,260,935
                                                                                                ------------
AIRLINES -- 2.05%
Continental Airlines, Inc.
7.82%, Pass-Thru Certificates, 4/15/15                                 3,774,510                   4,041,481
                                                                                                ------------
BROADCASTING & MEDIA -- 0.90%
A.H. Belo Corp.
7.125%, Sr. Notes, 6/01/07                                             1,700,000                   1,764,906
                                                                                                ------------
CONSUMER PRODUCTS -- 1.85%
Avon Products, Inc. #
6.55%, Notes, 8/01/07                                                  3,600,000                   3,656,736
                                                                                                ------------
ENERGY SERVICES -- 1.88%
Smith International, Inc.
7.00%, Sr. Notes, 9/15/07                                              3,600,000                   3,705,228
                                                                                                ------------
FINANCIAL -- 3.37%
Chase Manhattan Corp.
7.25%, Subordinated Notes, 6/01/07                                     2,700,000                   2,819,205
First Union Corp.
7.50%, Subordinated Notes, 7/15/06                                     3,600,000                   3,817,008
                                                                                                ------------
                                                                                                   6,636,213
                                                                                                ------------
INSURANCE -- 0.74%
Leucadia National Corp.
8.25%, Sr. Subordinated Notes, 6/15/05                                 1,375,000                   1,464,265
                                                                                                ------------
PHARMACEUTICAL -- 0.94%
American Home Products
7.90%, Notes, 2/15/05                                                  1,700,000                   1,860,446
                                                                                                ------------
RETAIL -- 1.63%
Penney (J. C.) Co., Inc.
7.60%, Notes, 4/01/07                                                  3,000,000                   3,207,720
                                                                                                ------------
TECHNOLOGY -- 1.83%
International Business Machines Corp.
6.45%, Notes, 8/01/07                                                  3,600,000                   3,615,336
                                                                                                ------------
TOTAL DOMESTIC CORPORATE BONDS
(cost $30,941,738)                                                                                32,213,266
                                                                                                ------------
U.S. GOVERNMENT AND AGENCIES -- 22.21%
Fannie Mae, 7.00%, due 7/17/07                                         1,600,000                   1,627,664
Fannie Mae, 7.33%, due 6/19/07                                         3,600,000                   3,697,128
GNMA, 6.50%, due 2/15/26                                              21,313,634                  21,087,282
U.S. Treasury Notes, 6.50%, due 5/31/01                                4,500,000                   4,610,745
U.S. Treasury Notes, 6.50%, due 10/15/06                              12,250,000                  12,752,985
                                                                                                ------------
TOTAL U.S. GOVERNMENT AND AGENCIES
(cost $43,145,897)                                                                                43,775,804
                                                                                                ------------
TOTAL INVESTMENT SECURITIES -- 97.57%
(cost $159,993,611)                                                                              192,341,642

    NORTHSTAR INCOME & GROWTH FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                        Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENT -- 1.57%
Agreement with State Street Bank and Trust bearing interest
at 5.50% dated 10/31/97, to be repurchased 11/03/97 in the
amount of $3,101,421 and collateralized by $2,400,000 U.S.
Treasury Bonds, 8.875% due 2/15/19, value $3,168,317
(cost $3,100,000)                                                    $ 3,100,000                $  3,100,000

Other assets less liabilities -- 0.86%                                                             1,685,852
                                                                                                ------------
NET ASSETS -- 100.00%                                                                           $197,127,494
                                                                                                ------------
                                                                                                ------------

# Sale restricted to qualified institutional investors.

See accompanying notes to financial statements.

    NORTHSTAR
    HIGH TOTAL RETURN FUND


                                                  (PICTURE OF THOMAS OLE DIAL)
                                                     THOMAS OLE DIAL
                                                        (LOGO)
THE MARKETS
    (Bullet) U.S. economic growth accelerated from an annual rate of 3% to nearly 4% in the 12 months ended October 31, 1997. Despite that unexpectedly high growth, consumer prices rose only 2.1% in the same period, the smallest increase in 5 years; so interest rates fell too. In those 12 months, yields of 10-year and 30-year Treasury bonds traded in a 115 basis points (bps) range. By October 31, 1997, those yields were down approximately 50 bps to 5.8% and 6.2%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices higher. In particular, record-high small cap stock prices helped increase the credit quality and prices of high yield bonds.
    (Bullet) High yield bond returns in the 12 months ended October 31, 1997 were 13.7%, compared to 8.9% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Among high yield bonds, the lower-rated bonds outperformed the higher-rated bonds.
    (Bullet) Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 12.5% in the 12 months ended October 31, 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors.
    (Bullet) Current forecasts of slower global economic growth caused many investors around the world to review their investments. That interrupted the rise in prices of stocks and corporate bonds here and abroad.

THE FUND
    (Bullet) The Fund was closed to new investors on April 30, 1997. We did this to protect the value of the Fund's equity kickers to shareholders from being reduced by large sales of more shares. For the year ended October 31, 1997, the total return of the Fund's Class A, B, and C shares were 15.0%, 14.5%, and 14.4% respectively; the Lipper average for high yield funds was 14.5%. The portfolio's strong performance and continuing purchases by existing shareholders led to a 57% increase in its net assets, which rose from $567MM to $890 MM during that period.
    (Bullet) The Fund's performance in the 12 months ended October 31, 1997 improved due primarily to rising stock prices, which added great value to our equity kickers and boosted the prices of our lower-rated bonds. Broadcasting, cable, telecommunications, and energy bonds did very well. Furthermore, timely action by the Fund's manager protected the Fund from foreign turmoil, which hurt other asset classes much more than it affected domestic high yield bonds.
    (Bullet) Several of the stocks or equity rights attached to bonds ("equity kickers") held by the Fund strongly contributed to its high returns in the 12 months ended October 31, 1997 ( e.g., ACSI, Capstar, Chancellor Media, EchoStar, Packaged Ice and Source Media).

CURRENT STRATEGY
    (Bullet) Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers.
    (Bullet) Prudently deploy existing cash in anticipation of higher high yield bond prices. Focus on investments in undervalued bonds that have high yields and above-average potential for capital appreciation.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 10/31/97)     TOTAL NET ASSETS $890,168,350
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                       % FUND
          EchoStar Satellite
    1     Broadcasting Corp.                2.3%
          Electronic Retailing Systems
    2     International, Inc.                2.0

    3     Ainsworth Lumber Ltd.,             1.8

    4     Jordan Telecommunications          1.8

    5     WinStar Communications, Inc.       1.8

    6     Anacomp, Inc.                      1.7

    7     Chancellor Media Corp.             1.7

    8     Ionica PLC                         1.7

    9     Panda Global Energy Co.            1.7
          Pindo Deli Finance Mauritius
   10     Ltd.                               1.7
                                           ------
                                           18.2%
                                           ======


  TOP 5 SECTORS
  (by percentage of net assets)

                         ---------------
  Telecommunications     23.5%

                         ------
  Cable Television       8.4%

                         ------
  Broadcasting & Media   7.3%

                         -----
  Paper                  6.1%

                         -----
  Services               6.1%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
---------------------------------------------

            Inception     5 years      1 year
---------------------------------------------
Class A        9.16%          n/a       9.54%
---------------------------------------------
Class B        8.28%          n/a       9.47%
---------------------------------------------
Class C        9.61%          n/a      13.43%
---------------------------------------------
CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
---------------------------------------------
            Inception     5 years     1 year
---------------------------------------------
Class A       48.80%          n/a      15.03%
---------------------------------------------
Class B       36.48%          n/a      14.46%
---------------------------------------------
Class C       39.39%          n/a      14.42%
---------------------------------------------

    NORTHSTAR
    HIGH TOTAL RETURN FUND

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR HIGH TOTAL RETURN FUND AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 9.16% for the period since the Fund's inception of November 8, 1993 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 8.28% and 9.61% since inception for Class B and Class C shares of February 9, 1994 and March 21, 1994, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Plot points appear below for Northstar Income and Growth Fund-Class A, Northstar Income and Growth Fund-Class B and Northstar Income and
Growth Fund-Class C.)

     NORTHSTAR HIGH TOTAL RETURN FUND-CLASS A
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
          1-YEAR            9.54%
          SINCE INCEPTION   9.16%
                           LEHMAN BROTHERS      LEHMAN BROTHERS
              CLASS A      GOV'T/CORP. BOND      HIGH YIELD
11/08/93       9.605        10.03                10.048
10/31/94       9.226         9.674               10.123
10/31/95      10.427        11.237               11.712
10/31/96      12.319        11.843               13.01
10/31/97      14.172        12.886               14.795


     NORTHSTAR HIGH RETURN FUND-CLASS B
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR           9.47%
           SINCE INCEPTION  8.28%
                               LEHMAN BROTHERS    LEHMAN BROTHERS
               CLASS B         GOV'T/CORP. BOND    HIGH YIELD
2/09/94        10               10                 10
10/31/94        9.076            9.596              9.74
10/31/95       10.163           11.146             11.269
10/31/96       11.923           11.747             12.518
10/31/97       13.648           12.782             14.235


     NORTHSTAR HIGH TOTAL RETURN FUND-CLASS C
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           1-YEAR          13.43%
           SINCE INCEPTION  9.61%
                                  LEHMAN BROTHERS     LEHMAN BROTHERS
                   CLASS C        GOV'T/CORP. BOND    HIGH YIELD
3/21/94             10              10                  10
10/31/94             9.237           9.809               9.766
10/31/95            10.386          11.394              11.298
10/31/96            12.181          12.008              12.551
10/31/97            13.939          13.066              14.272

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                               (LOGO)

Security                                                  Principal Amount/Units                       Value
------------------------------------------------------------------------------------------------------------
DOMESTIC BONDS & NOTES -- 55.55%
AEROSPACE & DEFENSE -- 1.11%
Willcox & Gibbs, Inc.
12.25%, Company Guarantee, 12/15/03                                  $10,096,000                $  9,843,600
                                                                                                ------------
AUTOMOTIVE -- 0.39%
Speedy Muffler King, Inc.
10.875%, Sr. Notes, 10/01/06                                           5,000,000                   3,475,000
                                                                                                ------------
BEVERAGES/FOOD/TOBACCO -- 0.89%
Toms Foods, Inc. #
10.50%, Sr. Secured Notes, 11/01/04                                    7,800,000                   7,878,000
                                                                                                ------------
BROADCASTING & MEDIA -- 1.91%
Benedek Communications Corp. $
0/13.25%, Sr. Subordinated Discount Notes, 5/15/06                     6,000,000                   4,230,000
Fox Kids Worldwide, Inc. # $
0/10.25%, Subordinated Discount Notes, 11/01/07                        8,000,000                   4,580,000
SFX Broadcasting, Inc.
10.75%, Sr. Subordinated Notes, 5/15/06                                7,500,000                   8,175,000
                                                                                                ------------
                                                                                                  16,985,000
                                                                                                ------------
CABLE TELEVISION -- 4.87%
Australis Media Ltd. $
0/15.75%, Sr. Secured Discount Notes, 5/15/03                             17,716                      13,553
CAI Wireless Systems, Inc.
12.25%, Sr. Discount Notes, 9/15/02                                    7,500,000                   2,625,000
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Discount Notes, 3/15/04                                24,993,000                  20,119,365
Heartland Wireless Communications, Inc.
14.00%, Sr. Notes, 10/15/04                                            7,000,000                   3,325,000
Heartland Wireless Communications, Inc. $
0/13.00%, Sr. Notes, 4/15/03                                          12,800,000                   5,440,000
Source Media, Inc. #
12.00%, Sr. Secured Notes, 11/01/04                                    7,500,000                   7,537,500
Wireless One, Inc.
13.00%, Sr. Notes, 10/15/03                                            8,500,000                   4,292,500
                                                                                                ------------
                                                                                                  43,352,918
                                                                                                ------------
CAPITAL GOODS MANUFACTURING -- 0.87%
Alvey Systems, Inc.
11.375%, Sr. Subordinated Notes, 1/31/03                               7,350,000                   7,735,875
                                                                                                ------------
CONSUMER PRODUCTS -- 2.32%
Packaged Ice, Inc.
12.00%, Sr. Subordinate Notes, 4/15/04                                14,350,000                  13,847,750
Packaged Ice, Inc. # (1)
12.00%, Units, 4/15/04                                                     6,350                   6,762,750
                                                                                                ------------
                                                                                                  20,610,500
                                                                                                ------------
CONTAINERS AND PACKAGING -- 0.89%
Packaging Resources, Inc. #
13.00%, Sr. Notes, 6/30/03                                             8,290,294                   7,958,682
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                  Principal Amount/Units                       Value
------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL SERVICES -- 2.83%
Central Rents, Inc.
12.875%, Sr. Notes, 12/15/03                                         $10,550,000                $ 10,761,000
Olympic Financial Ltd. (2)
11.50%, Units, 3/15/07                                                     5,000                   5,062,500
Resource America, Inc. #
12.00%, Notes, 8/01/04                                                 8,950,000                   9,352,750
                                                                                                ------------
                                                                                                  25,176,250
                                                                                                ------------
ELECTRONICS -- 2.01%
Electronic Retailing Systems International, Inc. $
0/13.25%, Sr. Discount Notes, 2/01/04                                 25,750,000                  17,896,250
                                                                                                ------------
ENERGY -- 0.73%
Energy Corp. America
9.50%, Sr. Subordinated Notes, 5/15/07                                 6,500,000                   6,532,500
                                                                                                ------------
FOOD & BEVERAGE -- 1.33%
Colorado Prime Corp.
12.50%, Sr. Notes, 5/01/04                                             7,000,000                   7,070,000
Specialty Foods Corp.
11.25%, Sr. Subordinated Notes, 8/15/03                                5,000,000                   4,787,500
                                                                                                ------------
                                                                                                  11,857,500
                                                                                                ------------
HEALTHCARE -- 1.03%
Intracel Corp.
9.00%, Sr. Notes, 12/31/00                                             6,986,970                   6,043,729
Unilab Corp.
11.00%, Sr. Notes, 4/01/06                                             3,000,000                   3,090,000
                                                                                                ------------
                                                                                                   9,133,729
                                                                                                ------------
HOTEL & GAMING -- 1.21%
Ameristar Casinos, Inc. #
10.50%, Sr. Subordinated Notes, 8/01/04                                9,750,000                   9,506,250
GB Property Funding Corp.
10.875%, 1st Mortgage Notes, 1/15/04                                   1,410,000                   1,290,150
                                                                                                ------------
                                                                                                  10,796,400
                                                                                                ------------
INSURANCE -- 0.69%
Americo Life, Inc.
9.25%, Sr. Subordinated Notes, 6/01/05                                 6,000,000                   6,165,000
                                                                                                ------------
LEISURE -- 0.08%
Cobblestone Holdings, Inc.
0%, Sr. Notes, 6/01/04                                                 1,500,000                     727,500
                                                                                                ------------
MANUFACTURING -- 0.82%
Jordan Industries, Inc.
11.75%, Sr. Subordinated Discount Debentures, 4/01/09                 12,865,000                   7,333,050
                                                                                                ------------
METALS & MINING -- 0.80%
Echo Bay Mines Ltd.
11.00%, Jr. Subordinated Notes, 4/01/27                                7,500,000                   7,087,500
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                               (LOGO)

Security                                                  Principal Amount/Units                       Value
------------------------------------------------------------------------------------------------------------
OIL & GAS -- 4.03%
Dailey Petroleum Services Corp. #
9.75%, Company Guarantee, 8/15/07                                    $ 7,000,000                $  7,315,000
Panda Global Energy Co.
12.50%, Sr. Secured Notes, 4/15/04                                    16,000,000                  14,960,000
Transamerican Energy Corp. # $
0/13.00%, Sr. Discount Notes, 6/15/02                                 16,500,000                  13,612,500
                                                                                                ------------
                                                                                                  35,887,500
                                                                                                ------------
SERVICES -- 4.52%
Allied Waste North America, Inc.
10.25%, Sr. Subordinated Notes, 12/01/06                               3,000,000                   3,270,030
Anacomp, Inc.
10.875%, Sr. Subordinated Notes, 4/01/04                              14,250,000                  14,748,750
Coinstar, Inc. # $
0/13.00%, Sr. Subordinated Notes, 10/01/06                             4,200,000                   3,297,000
Core Mark International, Inc.
11.375%, Sr. Subordinated Notes, 9/15/03                               2,250,000                   2,356,875
ICF Kaiser International, Inc. $
0/13.00%, Sr. Subordinated Notes, 12/31/03                             9,154,000                   9,474,390
International Logistics Ltd. #
9.75%, Sr. Notes, 10/15/07                                             5,000,000                   4,987,500
Sabreliner Corp.
12.50%, Sr. Notes, 4/15/03                                             2,000,000                   2,110,000
                                                                                                ------------
                                                                                                  40,244,545
                                                                                                ------------
SHIPPING -- 1.07%
Equimar Shipholdings Ltd. #
9.875%, Company Guarantee, 7/01/07                                    10,000,000                   9,550,000
                                                                                                ------------
SPECIALTY RETAILING -- 0.63%
Pamida, Inc.
11.75%, Sr. Subordinated Notes, 3/15/03                                5,400,000                   5,562,000
                                                                                                ------------
STEEL -- 1.59%
Sheffield Steel Corp.
12.00%, 1st Mortgage Notes, 11/01/01                                  13,700,000                  14,179,500
                                                                                                ------------
SUPERMARKETS -- 1.26%
Food 4 Less Supermarkets, Inc. &
13.625%, Sr. Subordinated Debentures, 6/15/07                          9,395,708                  11,227,871
                                                                                                ------------
TELECOMMUNICATIONS -- 15.35%
Cellnet Data Systems, Inc. # $ (3)
0/14.00%, Units, 10/01/07                                                 14,100                   7,120,500
CS Wireless Systems, Inc. $
0/11.375%, Sr. Notes, 3/01/06                                         12,000,000                   3,540,000
Globalstar LP
11.375%, Sr. Notes, 2/15/04                                           11,395,000                  11,281,050
ICG Holdings, Inc. $
0/13.50%, Sr. Discount Notes, 9/15/05                                  7,000,000                   5,591,250
International Wireless Commerce
0%, Sr. Discount Notes, 8/15/01                                        8,500,000                   5,312,500
Iridium Capital Corp.
13.00%, Sr. Notes, 7/15/05                                             7,500,000                   7,725,000

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                  Principal Amount/Units                       Value
------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS -- CONTINUED
Jordan Telecommunication Products #
9.875%, Sr. Notes, 8/01/07                                           $16,000,000                $ 16,320,000
Knology Holdings, Inc. $ (4)
0/11.875%, Units, 10/15/07                                                 4,000                   2,300,000
McCaw International Ltd.
13.00%, Sr. Discount Notes, 4/15/07                                    9,500,000                   5,652,500
Nextlink Communications, Inc.
12.50%, Sr. Notes, 4/15/06                                             6,000,000                   6,795,000
RCN Corp. #
10.00%, Sr. Notes, 10/15/07                                            1,000,000                     990,000
RCN Corp. #
11.125%, Sr. Notes, 10/15/07                                          12,500,000                   7,250,000
SA Telecommunications, Inc.
10.00%, Sr. Debentures, 8/15/06                                        3,800,000                   2,113,750
TCI Satellite Entertainment, Inc. # $
0/12.25%, Sr. Subordinated Discount Notes, 2/15/07                    10,900,000                   7,030,500
Transtel Pass-Thru Trust SA #
12.50%, Pass-Thru Trust Certificate, 11/01/07                          7,500,000                   6,937,500
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                                            12,295,000                  12,018,362
Verio, Inc. # (5)
13.50%, Units, 6/15/04                                                     6,900                   8,314,500
WinStar Communications, Inc. $
0/14.00%, Sr. Discount Notes, 10/15/05                                22,000,000                  16,170,000
WinStar Equipment II Corp. #
12.50%, Company Guarantee, 3/15/04                                     4,000,000                   4,200,000
                                                                                                ------------
                                                                                                 136,662,412
                                                                                                ------------
TEXTILE/APPAREL -- 1.31%
Anvil Knitwear, Inc.
10.875%, Sr. Notes, 3/15/07                                            3,575,000                   3,664,375
Brazos Sportswear, Inc.
10.50%, Company Guarantee, 7/01/07                                     8,000,000                   8,000,000
                                                                                                ------------
                                                                                                  11,664,375
                                                                                                ------------
TOYS -- 0.53%
Hedstrom Holdings, Inc. # $ (6)
0/12.00%, Units, 6/01/09                                                   7,500                   4,725,000
                                                                                                ------------
TRANSPORTATION -- 0.48%
Ameritruck Distribution Corp.
12.25%, Sr. Subordinated Notes, 11/15/05                               4,000,000                   4,240,000
                                                                                                ------------
TOTAL DOMESTIC BONDS & NOTES
(cost $505,656,155)                                                                              494,488,457
                                                                                                ------------
FOREIGN BONDS & NOTES -- 20.06%
BEVERAGES/FOOD/TOBACCO -- 0.84%
Bepensa SA #
9.75%, Sr. Notes, 9/30/04                                              7,750,000                   7,449,688
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                   (LOGO)

Security                                                        Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
CABLE TELEVISION -- 2.12%
Multicanal Participacoes SA
12.625%, Company Guarantee, 6/18/04                                  $ 9,250,000                $  9,296,250
Multicanal Participacoes SA
12.625%, Sr. Notes, 6/18/04                                            2,000,000                   2,010,000
Pratama Datakom Asia BV #
12.75%, Company Guarantee, 7/15/05                                     8,625,000                   7,546,875
                                                                                                ------------
                                                                                                  18,853,125
                                                                                                ------------
CONSUMER PRODUCTS -- 0.05%
International Semi-Tech Corp. $
0/11.50%, Sr. Secured Discount Notes, 8/15/03                            900,000                     423,000
                                                                                                ------------
CONTAINERS AND PACKAGING -- 0.47%
Stone Container Finance Co. of Canada #
11.50%, Sr. Notes, 8/15/06                                             4,000,000                   4,230,000
                                                                                                ------------
ENTERTAINMENT -- 0.32%
TV Filme, Inc.
12.875%, Sr. Notes, 12/15/07                                           3,000,000                   2,835,000
                                                                                                ------------
HEALTHCARE -- 1.36%
Train (London) Ltd. &
13.00%, Debentures, 7/01/08                                            7,000,000                  12,155,306
                                                                                                ------------
PAPER -- 6.00%
Ainsworth Lumber Ltd. # &
12.50%, Sr. Secured Notes, 7/15/07                                    15,500,000                  15,655,000
APP Finance II Mauritius Ltd. $
0/12.00%, Notes, 2/15/04                                               5,900,000                   5,487,000
APP International Finance Co.
11.75%, Secured Notes, 10/01/05                                        8,055,000                   8,216,100
Grupo Industrial Durango SA
12.00%, Notes, 7/15/01                                                 6,250,000                   6,531,250
Indah Kiat International Finance Corp.
12.50%, Company Guarantee, 6/15/06                                     2,500,000                   2,606,250
Pindo Deli Finance Mauritius Ltd. #
10.75%, Sr. Notes, 10/01/07                                           15,950,000                  14,913,250
                                                                                                ------------
                                                                                                  53,408,850
                                                                                                ------------
SERVICES -- 1.54%
Localiza Rent A Car SA #
10.25%, Notes, 10/01/05                                                8,200,000                   7,831,000
Statia Terms International
11.75%, 1st Mortgage Notes, 11/15/03                                   5,500,000                   5,885,000
                                                                                                ------------
                                                                                                  13,716,000
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                  Units/Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS -- 5.15%
Colt Telecom Group PLC $ (7)
0/12.00%, Units, 12/15/06                                                  3,200                $  2,400,000
Ionica PLC $
0/15.00%, Sr. Discount Notes, 5/01/07                                $27,000,000                  15,052,500
Microcell Telecommunications # $
0/11.125%, Sr. Discount Notes, 10/15/07                                8,350,000                   3,288,218
Netia Holdings B. V. #
10.25%, Sr. Notes, 11/01/07                                            2,000,000                   1,890,000
Netia Holdings B. V. # $
0/11.25%, Sr. Notes, 11/01/07                                          3,750,000                   2,193,750
Occidente Y Caribe Celular SA $
0/14.00%, Sr. Discount Notes, 3/15/04                                 18,011,000                  13,778,415
Paging Network Do Brasil SA # (8)
13.50%, Units, 6/06/05                                                     1,000                     935,000
Petersburg Long Distance, Inc. # $ (9)
0/14.00%, Units, 6/01/04                                                   7,000                   6,335,000
                                                                                                ------------
                                                                                                  45,872,883
                                                                                                ------------
TRANSPORTATION -- 0.60%
Sea Containers Ltd.
10.50%, Sr. Notes, 7/01/03                                             5,000,000                   5,337,500
                                                                                                ------------
UTILITIES -- 1.61%
CE Casecnan Water & Energy Co.
11.95%, Sr. Secured Notes, 11/15/10                                    8,800,000                   9,152,000
Invergas SA
12.50%, Sr. Notes, 12/16/99                                            4,925,000                   5,183,562
                                                                                                ------------
                                                                                                  14,335,562
                                                                                                ------------
TOTAL FOREIGN BONDS & NOTES
(cost $176,464,539)                                                                              178,616,914
                                                                                                ------------
CONVERTIBLE BONDS -- 2.37%
AEROSPACE & DEFENSE -- 1.09%
Simula, Inc.
8.00%, Sr. Subordinated Notes, 5/01/04                                 4,496,000                   4,945,600
Simula, Inc.
10.00%, Sr. Subordinated Notes, 9/15/99                                4,250,000                   4,781,207
                                                                                                ------------
                                                                                                   9,726,807
                                                                                                ------------
TELECOMMUNICATIONS -- 1.28%
GST Telecommunciations, Inc. # $
0/13.875%, Sr. Discount Notes, 12/15/05                                  650,000                     685,750
SA Telecommunications, Inc.
10.00%, Debentures, 8/15/06                                            5,000,000                   2,768,750
SA Telecommunications, Inc. #
10.00%, Notes, 8/15/06                                                 8,500,000                   4,728,125
WinStar Communications, Inc. # $
0/12.50%, Sr. Discount Notes, 10/15/05                                 3,500,000                   3,167,500
                                                                                                ------------
                                                                                                  11,350,125
                                                                                                ------------
TOTAL CONVERTIBLE BONDS
(cost $23,553,647)                                                                                21,076,932
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                       (LOGO)

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
COMMON STOCKS -- 0.33% @
BROADCASTING & MEDIA -- 0.02%
Pegasus Communications Corp.                                               9,928                 $   208,488
                                                                                                ------------
CABLE TELEVISION -- 0.08%
EchoStar Communications Corp.                                             40,050                     760,950
                                                                                                ------------
DIVERSIFIED FINANCIAL SERVICES -- 0.05%
Central Rents, Inc. #                                                      7,150                     432,575
                                                                                                ------------
PRINTING & PUBLISHING -- 0.03%
Affiliated Newspapers Investments, Inc.                                    2,500                     251,250
                                                                                                ------------
SERVICES -- 0.07%
Coinstar, Inc.                                                            60,900                     612,806
                                                                                                ------------
TELECOMMUNICATIONS -- 0.08%
CS Wireless Systems, Inc. #                                                3,300                           4
Nextel Communications, Inc. (10)                                          27,112                     711,690
                                                                                                ------------
                                                                                                     711,694
                                                                                                ------------
TOTAL COMMON STOCKS
(cost $830,670)                                                                                    2,977,763
                                                                                                ------------
CONVERTIBLE PREFERRED STOCK -- 0.39%
HEALTHCARE -- 0.39%
Intracel Corp., 8.00%                                                    225,868                   3,500,954
                                                                                                ------------
TOTAL CONVERTIBLE PREFERRED STOCK
(cost $1,871,774)                                                                                  3,500,954
                                                                                                ------------
PREFERRED STOCKS -- 11.30%
BROADCASTING & MEDIA -- 5.15%
Capstar Broadcasting Partners, 12.00%                                    114,390                  12,611,498
Chancellor Media Corp., 12.00% &                                         127,058                  14,897,550
Paxson Communications Corp., 12.50% &                                    122,570                  13,176,275
SFX Broadcasting, Inc., 12.625% &                                         44,000                   5,126,000
                                                                                                ------------
                                                                                                  45,811,323
                                                                                                ------------
CABLE TELEVISION -- 0.31%
EchoStar Communications Corp., 12.125% # &                                27,000                   2,794,500
                                                                                                ------------
CAPITAL GOODS MANUFACTURING -- 0.04%
Telos Corp. of Maryland, 12.00%                                          129,687                     356,639
                                                                                                ------------
CONSUMER PRODUCTS -- 1.30%
Commemorative Brands, Inc., 12.00%                                       100,000                  11,525,000
                                                                                                ------------
FOOD & BEVERAGE -- 1.28%
North Atlantic Trading, Inc., 12.00% # &                                 410,934                  11,403,430
                                                                                                ------------
HEALTHCARE -- 0.48%
Intracel Corp., 10.00%                                                    42,624                   4,283,712
                                                                                                ------------
SUPERMARKETS -- 0.98%
Supermarkets General Holdings Corp., $3.52 &                             340,000                   8,755,000
                                                                                                ------------
TELECOMMUNICATIONS -- 1.24%
IXC Communications, Inc., 12.50% # &                                      72,500                   8,663,750
Jordan Telecommunication Products, 13.25% # &                             21,000                   2,352,000
                                                                                                ------------
                                                                                                  11,015,750
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                                  Shares                       Value
------------------------------------------------------------------------------------------------------------
TEXTILE/APPAREL -- 0.52%
Anvil Holdings, Inc., 13.00% &                                           190,000                $  4,607,500
                                                                                                ------------
TOTAL PREFERRED STOCKS
(cost $90,199,907)                                                                               100,552,854
                                                                                                ------------
WARRANTS -- 2.16% @
AIRLINES -- 0.00%
CHC Helicopter Corp., (expires 12/15/00)                                   2,000                       7,000
                                                                                                ------------
BROADCASTING & MEDIA -- 0.21%
Benedek Communications Corp., (expires 7/01/07)                           44,000                      93,500
Spanish Broadcasting Systems, Inc., (expires 6/30/99)                      5,000                   1,750,000
                                                                                                ------------
                                                                                                   1,843,500
                                                                                                ------------
CABLE TELEVISION -- 0.98%
American Telecasting, Inc., (expires 8/10/00)                              4,000                           0
Heartland Wireless Communications, Inc.,
(expires 4/15/00)                                                         46,402                         464
Source Media, Inc., (expires 3/31/04)                                  1,250,000                   8,750,000
                                                                                                ------------
                                                                                                   8,750,464
                                                                                                ------------
CAPITAL GOODS MANUFACTURING -- 0.00%
Roller Bearing Company America, Inc., (expires
6/15/09)                                                                   1,262                         126
                                                                                                ------------
CONSUMER PRODUCTS -- 0.17%
Chattem, Inc., (expires 6/17/99)                                           1,300                      63,271
Commemorative Brands, Inc., (expires 12/16/97)                            19,820                         198
Packaged Ice, Inc., (expires 4/15/04) #                                   14,350                   1,435,000
                                                                                                ------------
                                                                                                   1,498,469
                                                                                                ------------
ELECTRONICS -- 0.15%
Electronic Retailing Systems International, (expires
2/01/04) #                                                                25,750                   1,287,500
                                                                                                ------------
FOOD & BEVERAGE -- 0.00%
Colorado Prime Holdings, Inc., (expires 12/31/03)                          7,000                           0
North Atlantic Trading, Inc., (expires 6/15/07) #                            400                           4
                                                                                                ------------
                                                                                                           4
                                                                                                ------------
HEALTHCARE -- 0.07%
Intracel Corp., (expires 12/28/00)                                       173,547                     629,108
                                                                                                ------------
PAPER -- 0.05%
SD Warren Holdings Corp., (expires 12/15/06)                              80,000                     420,000
                                                                                                ------------
SERVICES -- 0.00%
ICF Kaiser International, Inc., (expires 12/31/98)                        54,019                      13,505
ICF Kaiser International, Inc., (expires 12/31/99)                        24,500                         245
Sabreliner Corp., (expires 4/15/03)                                        2,450                      24,500
                                                                                                ------------
                                                                                                      38,250
                                                                                                ------------
STEEL -- 0.05%
Bar Technologies, Inc., (expires 4/01/01)                                  7,000                     420,000
Gulf States Steel, Inc., (expires 4/15/03)                                 5,010                      22,545
Sheffield Steel Corp., (expires 11/01/01)                                 12,500                      37,500
                                                                                                ------------
                                                                                                     480,045
                                                                                                ------------

    NORTHSTAR HIGH TOTAL RETURN FUND
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                      (LOGO)

Security                                                 Shares/Principal Amount                       Value
------------------------------------------------------------------------------------------------------------
SUPERMARKETS -- 0.00%
Dairy Mart Convenience Stores, Inc., (expires
12/01/01)                                                                 23,632                 $    29,540
                                                                                                ------------
TELECOMMUNICATIONS -- 0.48%
American Communications Services, Inc., (expires
11/01/05)                                                                 14,500                   1,232,500
Applied Voice Technology, Inc., (expires 1/03/02)                         31,958                     324,054
Cellular Communications International, Inc., (expires
8/15/03)                                                                   6,250                     125,000
Clearnet Communications, Inc., (expires 9/15/05)                          38,280                     344,520
Geotek Communications, Inc., (expires 6/20/00)                           177,000                     265,500
Globalstar Telecommunications Ltd., (expires 2/15/04)
#                                                                          4,495                     448,376
Hyperion Telecommunications, Inc., (expires 4/15/01)                      10,200                     765,000
Intelcom Group, Inc. B C, (expires 9/15/05)                                6,600                      95,700
International Wireless Communications Holdings, Inc.,
(expires 8/15/01)                                                          8,500                          85
Ionica PLC, (expires 6/16/98) @@                                          27,000                           0
Iridium World Communications, Inc., (expires 7/25/05)
#                                                                          4,475                     604,125
McCaw International Ltd., (expires 4/15/07)                                9,500                      26,125
Nextlink Communications, Inc., (expires 2/01/09) #                       140,000                       1,400
Occidente Y Caribe Celular SA, (expires 3/15/04) # @@                     72,044                         721
UNIFI Communications, Inc., (expires 2003) #                              12,295                           0
Wireless One, Inc., (expires 10/19/00)                                     1,500                           0
                                                                                                ------------
                                                                                                   4,233,106
                                                                                                ------------
TOTAL WARRANTS
(cost $3,434,752)                                                                                 19,217,112
                                                                                                ------------
TOTAL INVESTMENT SECURITIES -- 92.16%
(cost $802,011,444)                                                                              820,430,986
                                                                                                ------------
REPURCHASE AGREEMENT -- 4.76%
Agreement with State Street Bank and Trust bearing
interest at 5.50% dated 10/31/97, to be repurchased
11/03/97 in the amount of $42,362,407 and
collateralized by $32,720,000 U.S. Treasury Bonds,
8.875% due 2/15/19, value $43,194,719
(cost $42,343,000)                                                   $42,343,000                  42,343,000
Other assets less liabilities -- 3.08%                                                            27,394,364
                                                                                                ------------
NET ASSETS -- 100.00%                                                                           $890,168,350
                                                                                                ------------
                                                                                                ------------

   # Sale restricted to qualified institutional investors.
   $ Step bond.
   & Payment-in-kind security.
   @ Non-income producing.
  @@ Foreign security.

  1) A unit consists of $1,000 par value Sr. Notes, 12.00% due 4/15/04, and 1 warrant.
  2) A unit consists of $1,000 par value Sr. Notes, 11.50% due 3/15/07, and 1 warrant.
  3) A unit consists of $1,000 par value Sr. Discount Notes, 14.00% due 10/01/07, and 1 warrant.
  4) A unit consists of $1,000 par value Sr. Discount Notes, 11.875% due 10/15/07, and 1 warrant.
  5) A unit consists of $1,000 par value Sr. Notes, 13.50% due 6/15/04, and 1 warrant.
  6) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 6/01/09, and 1 warrant.
  7) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 12/15/06, and 1 warrant.
  8) A unit consists of $1,000 par value Sr. Discount Notes, 13.50% due 6/06/05, and 1 warrant.
  9) A unit consists of $1,000 par value Sr. Discount Notes, 14.00% due 6/01/04, and 1 warrant.
 10) Restricted security until January 1, 1998.

See accompanying notes to financial statements.

    NORTHSTAR
    HIGH TOTAL RETURN FUND II

                                                   (PICTURE OF THOMAS OLE DIAL)
                                                         THOMAS OLE DIAL


 THE MARKETS
    (Bullet) U.S. economic growth accelerated from an annual rate of 3% to nearly 4% in the 12 months ended October 31, 1997. Despite that unexpectedly high growth, consumer prices rose only 2.1% in the same period, the smallest increase in 5 years; so interest rates fell too. In those 12 months, yields of 10-year and 30-year Treasury bonds traded in a 115 basis points (bps) range. By October 31, 1997, those yields were down approximately 50 bps to 5.8% and 6.2%, respectively. Lower interest rates and strong economic growth combined to propel both stock and bond prices higher. In particular, record-high small cap stock prices helped increase the credit quality and prices of high yield bonds.
    (Bullet) High yield bond returns in the 12 months ended October 31, 1997 were 13.7%, compared to 8.9% for all domestic bonds, primarily due to strong demand for high coupons, rising underlying stock valuations and declining credit concerns. Among high yield bonds, the lower-rated bonds outperformed the higher-rated bonds.
    (Bullet) Despite recent economic and financial weakness in some foreign countries, total returns on bonds from smaller foreign markets still rose 12.5% in the 12 months ended October 31, 1997. Those returns were based mainly on overall better political and economic fundamentals in many foreign countries and a continuing worldwide hunt for yield by investors.
    (Bullet) Current forecasts of slower global economic growth caused many investors around the world to review their investments. That interrupted the rise in prices of stocks and corporate bonds here and abroad.

THE FUND
    (Bullet) The Fund began operations on January 31, 1997. From January 31,
             1977 through October 31, 1997, the total return of the Fund's Class A, B, C shares were 16.5%,15.9%, and 16.1% respectively; the Lipper average for high yield funds was 10.0%. Aggressive marketing and investing caused the portfolio's net assets to increase from zero to $59.0 million in those nine months.
    (Bullet) The Fund's performance since inception has been outstanding despite the receipt of very large amounts of cash to invest. The fund has been increasingly able to buy larger pieces of attractive bond issues. This has enabled the Fund to benefit from the strong rise in prices for both old and new high yield bonds in 1997.
    (Bullet) Stocks or equity rights attached to bonds ("equity kickers") held by the Fund made very significant contributions to the Fund's performance (e.g.; EchoStar, Hyperion, IXC, and Packaged Ice).

CURRENT STRATEGY
    (Bullet) Continue above-average exposure in non-cyclical industries and in bonds that have equity kickers.
    (Bullet) Continue to reduce cash holdings by using a patient, prudent and disciplined approach to build investment positions as cash flows in. Focus on investments in undervalued bonds that have high yields and above-average potential for capital appreciation.
--------------------------------------------------------------------------------
FUND INFORMATION (ALL DATA ARE AS OF 10/31/97)      TOTAL NET ASSETS $58,957,975
--------------------------------------------------------------------------------

TOP 10 HOLDINGS
NAME                                           % FUND

    1     Ainsworth Lumber Ltd.                 2.6%

    2     Pindo Deli Finance Mauritius Ltd.      2.4

    3     Transtel Pass-Thru Trust SA            2.4

    4     TCI Satellite Entertainment, Inc.      2.2

    5     Fox Kids Worldwide, Inc.               1.9

    6     Dailey Petroleum Services Corp         1.8

    7     EchoStar Communications Corp.          1.8

    8     Hyperion Telecommunications, Inc.      1.8

    9     Package Ice, Inc.                      1.8
          Stone Container Finance Co. of
   10     Canada                                 1.8
                                               ------
                                               20.5%
                                               ======


  TOP 5 SECTORS
  (by percentage of net assets)

                       ----------------
  Telecommunications   20.9%

                       --------
  Services             7.5%

                       ------
  Cable Television     5.3%

                       ------
  Paper                5.0%

                       -----
  Oil & Gas            3.1%

SEC AVERAGE ANNUAL RATES OF RETURN
(at maximum applicable sales charge)
--------------------------------------------

            Inception     5 years     1 year
--------------------------------------------
Class A       15.79%         n/a         n/a
--------------------------------------------
Class B       14.81%         n/a         n/a
--------------------------------------------
Class C       20.36%         n/a         n/a
--------------------------------------------
CUMULATIVE TOTAL RETURN
(do not reflect sales charge)
--------------------------------------------
            Inception     5 years     1 year
--------------------------------------------
Class A       16.53%         n/a         n/a
--------------------------------------------
Class B       15.91%         n/a         n/a
--------------------------------------------
Class C       16.12%         n/a         n/a
--------------------------------------------

    NORTHSTAR
    HIGH TOTAL RETURN FUND II
                                                                (LOGO)

         COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN THE NORTHSTAR HIGH TOTAL RETURN FUND II AND COMPARATIVE INDICES FROM INCEPTION OF EACH CLASS OF SHARES THROUGH THE FUND'S FISCAL YEAR END.

    In accordance with the reporting requirements of the Securities and Exchange Commission, the following data is supplied for the fiscal year ended October 31, 1997, with all distributions reinvested in shares. The average annualized total return for Class A shares of 15.79% for the period since the Fund's inception of January 31, 1997 reflects payment of the maximum sales charge of 4.75%. Average annualized total returns of 14.81% and 20.36% since inception for Class B and Class C shares of January 31, 1997 and January 31, 1997, respectively, reflect applicable contingent deferred sales charges (maximum contingent deferred sales charge for Class B shares of 5.00% declines to 0% after five years; and maximum charge for Class C shares is 1.00% during the first year of investment only). All performance data shown represents past performance, and should not be considered indicative of future performance.


(Plot points appear below for Northstar High Return Fund II-Class A, Northstar High Return Fund II-Class B and Northstar High Return
Fund II-Class C.)

     NORTHSTAR HIGH TOTAL RETURN FUND II-CLASS A
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
          SINCE INCEPTION   15.79%
                           LEHMAN BROTHERS      LEHMAN BROTHERS
              CLASS A      GOV'T/CORP. BOND      HIGH YIELD
1/31/97         9.524           10.012             10.098
4/30/97         9.473           10.058             10.218
10/31/97       11.078           10.804             11.072


     NORTHSTAR HIGH TOTAL RETURN FUND II-CLASS B
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION  14.81%
                               LEHMAN BROTHERS    LEHMAN BROTHERS
               CLASS B         GOV'T/CORP. BOND    HIGH YIELD
1/31/97         10                10.012             10.098
4/30/97          9.929            10.058             10.218
10/31/97        11.591            10.804             11.072


     NORTHSTAR HIGH TOTAL RETURN FUND II-CLASS C
(IN THOUSANDS)
         AVERAGE ANNUAL TOTAL RETURN
           SINCE INCEPTION  20.36%
                                  LEHMAN BROTHERS     LEHMAN BROTHERS
                   CLASS C        GOV'T/CORP. BOND    HIGH YIELD
1/31/97             10                10.012           10.098
4/30/97              9.929            10.058           10.218
10/31/97            11.591            10.804           11.072

    NORTHSTAR HIGH TOTAL RETURN FUND II
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                   Principal Amount/Units                      Value
------------------------------------------------------------------------------------------------------------
DOMESTIC BONDS & NOTES -- 44.77%
AEROSPACE & DEFENSE -- 0.01%
Willcox & Gibbs, Inc.
12.25%, Company Guarantee, 12/15/03                                    $    4,000                 $    3,900
                                                                                                 -----------
AUTOMOTIVE -- 0.88%
Speedy Muffler King, Inc.
10.875%, Sr. Notes, 10/01/06                                              750,000                    521,250
                                                                                                 -----------
BEVERAGES/FOOD/TOBACCO -- 2.31%
Standard Commercial Corp. #
8.875%, Company Guarantee, 8/01/05                                        350,000                    351,750
Toms Foods, Inc. #
10.50%, Sr. Secured Notes, 11/01/04                                     1,000,000                  1,010,000
                                                                                                 -----------
                                                                                                   1,361,750
                                                                                                 -----------
BROADCASTING & MEDIA -- 1.94%
Fox Kids Worldwide, Inc. # $
0/10.25%, Subordinated Discount Notes, 11/01/07                         2,000,000                  1,145,000
                                                                                                 -----------
CABLE TELEVISION -- 3.51%
EchoStar Satellite Broadcasting Corp. $
0/13.125%, Sr. Discount Notes, 3/15/04                                  1,007,000                    810,635
Heartland Wireless Communications, Inc.
14.00%, Sr. Notes, 10/15/04                                                 4,000                      1,900
Source Media, Inc. #
12.00%, Sr. Secured Notes, 11/01/04                                     1,000,000                  1,005,000
Wireless One, Inc.
13.00%, Sr. Notes, 10/15/03                                               500,000                    252,500
                                                                                                 -----------
                                                                                                   2,070,035
                                                                                                 -----------
CHEMICALS -- 0.53%
Hydrochem Industrial Services, Inc. #
10.375%, Sr. Subordinated Notes, 8/01/07                                  300,000                    311,250
                                                                                                 -----------
CONSUMER PRODUCTS -- 1.81%
Packaged Ice, Inc.
12.00%, Sr. Subordinate Notes, 4/15/04                                      5,000                      4,825
Packaged Ice, Inc. # (1)
12.00%, Units, 4/15/04                                                      1,000                  1,065,000
                                                                                                 -----------
                                                                                                   1,069,825
                                                                                                 -----------
DIVERSIFIED FINANCIAL SERVICES -- 0.09%
Resource America, Inc. #
12.00%, Sr. Notes, 8/01/04                                                 50,000                     52,250
                                                                                                 -----------
ELECTRONICS -- 1.18%
Electronic Retailing Systems International, Inc. $
0/13.25%, Sr. Discount Notes, 2/01/04                                   1,000,000                    695,000
                                                                                                 -----------
ENERGY -- 0.85%
Energy Corp. America
9.50%, Sr. Subordinated Notes, 5/15/07                                    500,000                    502,500
                                                                                                 -----------

    NORTHSTAR HIGH TOTAL RETURN FUND II
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                         (LOGO)

 Security                                                        Principal Amount                      Value
------------------------------------------------------------------------------------------------------------
ENTERTAINMENT -- 0.86%
Speedway Motorsports, Inc.
8.50%, Sr. Subordinated Notes, 8/15/07                                 $  500,000                 $  507,500
                                                                                                 -----------
HEALTHCARE -- 1.78%
Kinetic Concepts, Inc. #
9.625%, Sr. Subordinated Notes, 11/01/07                                1,000,000                  1,000,000
Vencor, Inc. #
8.625%, Sr. Subordinated Notes, 7/15/07                                    50,000                     48,750
                                                                                                 -----------
                                                                                                   1,048,750
                                                                                                 -----------
HOTEL & GAMING -- 1.24%
Ameristar Casinos, Inc. #
10.50%, Sr. Subordinated Notes, 8/01/04                                   750,000                    731,250
                                                                                                 -----------
LEISURE -- 1.03%
Cobblestone Holdings, Inc.
0%, Sr. Notes, 6/01/04                                                  1,250,000                    606,250
                                                                                                 -----------
METALS & MINING -- 0.80%
Echo Bay Mines Ltd.
11.00%, Jr. Subordinated Notes, 4/01/27                                   500,000                    472,500
                                                                                                 -----------
OIL & GAS -- 3.09%
Dailey Petroleum Services Corp. #
9.75%, Company Guarantee, 8/15/07                                       1,000,000                  1,045,000
Transamerican Energy Corp. #
11.50%, Sr. Notes, 6/15/02                                                750,000                    768,750
Transamerican Energy Corp. # $
0/13.00%, Sr. Discount Notes, 6/15/02                                       6,000                      4,950
                                                                                                 -----------
                                                                                                   1,818,700
                                                                                                 -----------
PRINTING & PUBLISHING -- 0.84%
Garden State Newspapers, Inc. #
8.75%, Sr. Subordinated Notes, 10/01/09                                   500,000                    497,500
                                                                                                 -----------
SERVICES -- 3.42%
International Logistics Ltd. #
9.75%, Sr. Notes, 10/15/07                                              1,000,000                    997,500
Iron Mountain, Inc. #
8.75%, Sr. Subordinated Notes, 9/30/09                                  1,000,000                  1,015,000
Sabreliner Corp.
12.50%, Sr. Notes, 4/15/03                                                  4,000                      4,220
                                                                                                 -----------
                                                                                                   2,016,720
                                                                                                 -----------
SPECIALTY RETAILING -- 1.75%
Pamida, Inc.
11.75%, Sr. Subordinated Notes, 3/15/03                                 1,000,000                  1,030,000
                                                                                                 -----------
STEEL -- 0.01%
Sheffield Steel Corp.
12.00%, 1st Mortgage Notes, 11/01/01                                        4,000                      4,140
                                                                                                 -----------

    NORTHSTAR HIGH TOTAL RETURN FUND II
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                   Units/Principal Amount                      Value
------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS -- 16.32%
Cellnet Data Systems, Inc. # $ (2)
0/14.00%, Units, 10/01/07                                                     750                 $  378,750
Globalstar LP
11.375%, Sr. Notes, 2/15/04                                             $   5,000                      4,950
Hyperion Telecommunications, Inc.
12.25%, 9/01/04                                                         1,000,000                  1,070,000
International Wireless Commerce
0%, Sr. Discount Notes, 8/15/01                                         1,500,000                    937,500
Iridium Capital Corp.
13.00%, Sr. Notes, 7/15/05                                              1,000,000                  1,030,000
ITC Deltacom, Inc. #
11.00%, Sr. Notes, 6/01/07                                                  5,000                      5,325
Knology Holdings, Inc. $ (3)
0/11.875%, Units, 10/15/07                                                  1,000                    575,000
RCN Corp. #
10.00%, Sr. Notes, 10/15/07                                             1,000,000                    990,000
TCI Satellite Entertainment, Inc. # $
0/12.25%, Sr. Subordinated Discount Notes, 2/15/07                      2,000,000                  1,290,000
Transtel Pass-Thru Trust SA #
12.50%, Pass-Thru Trust Certificate, 11/01/07                           1,500,000                  1,387,500
UNIFI Communications, Inc.
14.00%, Sr. Notes, 3/01/04                                                505,000                    493,638
WinStar Equipment II Corp. #
12.50%, Company Guarantee, 3/15/04                                        500,000                    525,000
                                                                                                 -----------
                                                                                                   8,687,663
                                                                                                 -----------
TEXTILE/APPAREL -- 0.52%
Anvil Knitwear, Inc.
10.875%, Sr. Notes, 3/15/07                                               300,000                    307,500
                                                                                                 -----------
TOTAL DOMESTIC BONDS & NOTES
(cost $25,419,486)                                                                                25,461,233
                                                                                                 -----------
FOREIGN BONDS & NOTES -- 15.04%
CONTAINERS AND PACKAGING -- 1.80%
Stone Container Finance Co. of Canada #
11.50%, Sr. Notes, 8/15/06                                              1,000,000                  1,057,500
                                                                                                 -----------
METALS & MINING -- 1.74%
Murrin Murrin Holdings Property Ltd. #
9.375%, Sr. Notes, 8/31/07                                              1,000,000                  1,027,500
                                                                                                 -----------
PAPER -- 4.95%
Ainsworth Lumber Ltd. # &
12.50%, Sr. Secured Notes, 7/15/07                                      1,500,000                  1,515,000
Pindo Deli Finance Mauritius Ltd. #
10.75%, Sr. Notes, 10/01/07                                             1,500,000                  1,402,500
                                                                                                 -----------
                                                                                                   2,917,500
                                                                                                 -----------

    NORTHSTAR HIGH TOTAL RETURN FUND II
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997
                                                                     (LOGO)

Security                                              Principal Amount/Units/Shares                     Value
-------------------------------------------------------------------------------------------------------------
SERVICES -- 4.09%
Autopistas Del Sol SA #
10.25%, Sr. Notes, 8/01/09                                               $  200,000                $  183,000
Guangzhou-Shen Superhighway Holdings Ltd. #
10.25%, Sr. Notes, 8/15/07                                                  500,000                   472,500
Localiza Rent A Car SA #
10.25%, Notes, 10/01/05                                                   1,000,000                   955,000
Statia Terms International
11.75%, 1st Mortgage Notes, 11/15/03                                        750,000                   802,500
                                                                                                  -----------
                                                                                                    2,413,000
                                                                                                  -----------
SHIPPING -- 0.56%
Navigator Gas Transport # (4)
12.00%, Units, 6/30/07                                                          300                   331,500
                                                                                                  -----------
TELECOMMUNICATIONS -- 1.90%
Ionica PLC $
0/15.00%, Sr. Discount Notes, 5/01/07                                     1,010,000                   563,075
Microcell Telecommunications # $
0/11.125%, Sr. Discount Notes, 10/15/07                                   1,400,000                   551,318
Occidente Y Caribe Celular SA $
0/14.00%, Sr. Discount Notes, 3/15/04                                         7,000                     5,355
Paging Network Do Brasil SA # (5)
13.50%, Units, 6/06/05                                                        1,000                   935,000
                                                                                                  -----------
                                                                                                    2,054,748
                                                                                                  -----------
TOTAL FOREIGN BONDS & NOTES
(cost $10,021,448)                                                                                  9,801,748
                                                                                                  -----------
CONVERTIBLE BONDS -- 0.01%
AEROSPACE & DEFENSE -- 0.01%
Simula, Inc.
8.00%, Sr. Subordinated Notes, 5/01/04                                        4,000                     4,400
                                                                                                  -----------
TOTAL CONVERTIBLE BONDS
(cost $4,000)                                                                                           4,400
                                                                                                  -----------
PREFERRED STOCKS -- 4.86%
CABLE TELEVISION -- 1.76%
EchoStar Communications Corp., 12.125% # &                                   10,000                 1,035,000
                                                                                                  -----------
TELECOMMUNICATIONS -- 2.69%
Hyperion Telecommunications, Inc., 12.875% # &                                7,000                   689,500
IXC Communications, Inc., 12.50% # &                                          7,500                   896,250
                                                                                                  -----------
                                                                                                    1,585,750
                                                                                                  -----------
TEXTILE/APPAREL -- 0.41%
Anvil Holdings, Inc., 13.00% &                                               10,000                   242,500
                                                                                                  -----------
TOTAL PREFERRED STOCKS
(cost $2,695,000)                                                                                   2,863,250
                                                                                                  -----------
WARRANTS -- 0.09% @
CONSUMER PRODUCTS -- 0.00%
Packaged Ice, Inc. (expires 4/15/04) #                                            5                       500
                                                                                                  -----------
ELECTRONICS -- 0.08%
Electronic Retailing Systems International,
(expires 2/01/04) #                                                           1,000                    50,000
                                                                                                  -----------

    NORTHSTAR HIGH TOTAL RETURN FUND II
    PORTFOLIO OF INVESTMENTS
    OCTOBER 31, 1997

Security                                                   Shares/Principal Amount                     Value
------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS -- 0.01%
Globalstar Telecommunications Ltd., (expires 2/15/04) #                          5               $       499
International Wireless Communications Holdings, Inc.,
(expires 8/15/01)                                                            1,500                        15
Ionica PLC, (expires 6/16/98) @@                                             1,010                         0
Iridium World Communications, Inc., (expires 7/25/05) #                         25                     3,375
Occidente Y Caribe Celular SA, (expires 3/15/04) # @@                           28                         0
UNIFI Communications, Inc., (expires 2003) #                                   505                         0
                                                                                                 -----------
                                                                                                       3,889
                                                                                                 -----------
TOTAL WARRANTS
(cost $10,036)                                                                                        54,389
                                                                                                 -----------
TOTAL INVESTMENT SECURITIES -- 64.77%
(cost $38,149,970)                                                                                38,185,020
                                                                                                 -----------
REPURCHASE AGREEMENT -- 32.67%
Agreement with State Street Bank and Trust bearing
interest at 5.50% dated 10/31/97, to be repurchased
11/03/97 in the amount of $19,273,830 and
collateralized by $14,890,000 U.S. Treasury Bonds,
8.875% due 2/15/19, value $19,656,765
(cost $19,265,000)                                                     $19,265,000                19,265,000

Other assets less liabilities -- 2.56%                                                             1,507,955
                                                                                                 -----------
NET ASSETS -- 100.00%                                                                            $58,957,975
                                                                                                 ===========


   # Sales restricted to qualified institutional investors.
   $ Step bond.
   & Payment-in-kind security.
   @ Non-income producing.
  @@ Foreign security.
  1) A unit consists of $1,000 par value Sr. Notes, 12.00% due 4/15/04, and 1 warrant.
  2) A unit consists of $1,000 par value Sr. Discount Notes, 14.00% due 10/01/07, and 1 warrant.
  3) A unit consists of $1,000 par value Sr. Discount Notes, 11.875% due 10/15/07, and 1 warrant.
  4) A unit consists of $1,000 par value Sr. Discount Notes, 12.00% due 6/01/07, and 1 warrant.
  5) A unit consists of $1,000 par value Sr. Discount Notes, 13.50% due 6/06/05, and 1 warrant.

See accompanying notes to financial statements.

    NORTHSTAR TRUST
    STATEMENT OF ASSETS AND LIABILITIES
    OCTOBER 31, 1997
                                                                 (LOGO)

                                                    Northstar     Northstar     Northstar     Northstar       Northstar
                                                     Growth +  International   Income and    High Total      High Total
                                                   Value Fund    Value Fund   Growth Fund   Return Fund  Return Fund II
                                                 ----------------------------------------------------------------------
ASSETS:
Investments in securities, at value (cost
  $118,047,610, $171,455,433, $159,993,611,
  $802,011,444, and $38,149,970, respectively)   $128,564,350  $172,723,439  $192,341,642  $820,430,986   $ 38,185,020
Repurchase agreements                               9,432,000             0    3,100,000     42,343,000     19,265,000
Cash                                                      795             0          901      1,074,065      1,093,137
Foreign cash, at value (cost $53,198)                       0        53,434            0              0              0
Receivable for investments sold                     2,419,789     3,660,470    1,131,133     23,562,241        206,633
Receivable for shares of beneficial interest
  sold                                              2,995,162     6,373,511      230,405      1,601,668      2,454,034
Dividends and interest receivable                       5,962       323,961    1,036,672     13,596,315        504,287
Prepaid expenses                                       11,165        49,161       12,384         19,889          1,726
                                                 ----------------------------------------------------------------------
      Total Assets                                143,429,223   183,183,976  197,853,137    902,628,164     61,709,837
                                                 ----------------------------------------------------------------------
LIABILITIES:
Payable for investments purchased                   4,848,874             0            0      7,245,147      2,533,198
Payable for shares of beneficial interest
  reacquired                                          339,460       626,748      349,583      3,419,778         74,629
Investment advisory fee payable                       114,602       157,485      128,728        529,448         32,595
Distribution fee payable                               95,702       122,329      138,747        644,390         38,796
Administrative services fee payable                    32,610        15,748       33,623        169,466          9,186
Transfer agent fee payable                             16,838        23,735       32,541        216,036          6,464
Due to Custodian                                            0       296,254            0              0              0
Unrealized depreciation on forward foreign
  currency contracts                                        0         5,611            0              0              0
Accrued expenses                                       64,998       108,691       42,421        235,549         56,994
                                                 ----------------------------------------------------------------------
      Total Liabilities                             5,513,084     1,356,601      725,643     12,459,814      2,751,862
                                                 ----------------------------------------------------------------------
NET ASSETS                                       $137,916,139  $181,827,375  $197,127,494  $890,168,350   $ 58,957,975
                                                 ======================================================================

NET ASSETS WERE COMPOSED OF:
Capital paid in for shares of benefical
  interest, $.01 par value outstanding
  (unlimited shares authorized)                  $124,926,603  $178,541,040  $156,153,581  $841,126,060   $ 58,922,925
Undistributed net investment income                         0         5,612      327,877      3,207,758              0
Accumulated net realized gain on investments        2,472,796     2,012,039    8,298,005     27,394,066              0
Net unrealized appreciation of investments and
  foreign currency                                 10,516,740     1,268,684   32,348,031     18,440,466         35,050
                                                 ----------------------------------------------------------------------
      Net Assets                                 $137,916,139  $181,827,375  $197,127,494  $890,168,350   $ 58,957,975
                                                 ======================================================================

CLASS A:
Net Assets                                       $ 34,346,096  $ 60,539,283  $53,804,711   $215,360,728   $  8,548,251
                                                 ----------------------------------------------------------------------
Shares outstanding                                  2,826,901     5,553,363    4,315,672     43,055,435      1,558,449
                                                 ----------------------------------------------------------------------
Net asset value and redemption value per share
  (net assets/shares outstanding)                $      12.15  $      10.90  $     12.47   $       5.00   $       5.49
                                                 ======================================================================

Maximum offering price per share (net asset
  value plus sales charge of 4.75% of offering
  price)                                         $      12.76  $      11.44  $     13.09   $       5.25   $       5.76
                                                 ======================================================================

CLASS B:
Net Assets                                       $ 76,608,288  $ 59,185,271  $73,828,752   $577,350,908   $ 38,075,700
                                                 ----------------------------------------------------------------------
Shares outstanding                                  6,342,137     5,447,199    5,936,924    115,525,347      6,933,833
                                                 ----------------------------------------------------------------------
Net asset value and offering price per share     $      12.08  $      10.87  $     12.44   $       5.00   $       5.49
                                                 ======================================================================

CLASS C:
Net Assets                                       $ 26,961,755  $ 62,102,821  $69,494,031   $ 97,456,714   $ 12,334,024
                                                 ----------------------------------------------------------------------
Shares outstanding                                  2,232,553     5,719,654    5,595,897     19,418,148      2,244,019
                                                 ----------------------------------------------------------------------
Net asset value and offering price per share     $      12.08  $      10.86  $     12.42   $       5.02   $       5.50
                                                 ======================================================================


See accompanying notes to financial statements.

    NORTHSTAR TRUST
    STATEMENT OF OPERATIONS
    FOR THE PERIOD ENDED OCTOBER 31, 1997

                                                  Northstar      Northstar    Northstar     Northstar           Northstar
                                             Growth + Value  International   Income and    High Total          High Total
                                                   Fund (1)     Value Fund  Growth Fund   Return Fund  Return Fund II (2)
                                             ----------------------------------------------------------------------------
INVESTMENT INCOME:
Dividends (net of withholding tax of $743,
  $135,755, $0, $21,842, and $0,
  respectively)                               $    260,745    $ 1,358,720   $4,668,906   $  7,546,850       $      0
Interest (net of withholding tax of $0, $0,
  $0, $0, and $9,480, respectively)                212,502        357,590    4,130,621     81,132,046        656,307
                                             ----------------------------------------------------------------------------
Total investment income                            473,247      1,716,310    8,799,527     88,678,896        656,307
                                             ----------------------------------------------------------------------------
EXPENSES:
Investment advisory and management fees            538,291        789,163    1,513,778      5,442,788         68,888
Distribution fees:
Class A                                             42,140         97,955      184,527        603,203          4,141
Class B                                            296,385        148,366      745,510      4,999,257         59,715
Class C                                            101,432        329,989      657,770        838,891         18,332
Transfer agent fees and expenses:
Class A                                             14,652         58,292       99,584        354,466          1,839
Class B                                             35,911         23,905      129,460        897,680          8,191
Class C                                             13,726         61,101       94,991        159,919          2,648
Registration fees                                   83,731         61,314       47,575        142,397         52,841
Administrative service fees                         74,529        116,315      233,759        989,855         14,025
Custodian and fund accounting expenses              41,901        133,636      117,011        396,768         15,361
Audit expenses                                      19,720         23,381       27,839         35,192         19,884
Trustee expenses                                     9,448         11,392       12,616         24,212          6,008
Printing and postage expenses                        9,247         15,428       36,044        251,598          2,288
Miscellaneous expenses                               5,251         60,224       38,194         82,639          1,048
                                             ----------------------------------------------------------------------------
                                                 1,286,364      1,930,461    3,938,658     15,218,865        275,209
Less expenses reimbursed by management
  company                                           11,165        173,911            0              0        105,669
                                             ----------------------------------------------------------------------------
      Total expenses                             1,275,199      1,756,550    3,938,658     15,218,865        169,540
                                             ----------------------------------------------------------------------------
Net investment income (loss)                      (801,952)       (40,240)   4,860,869     73,460,031        486,767
                                             ----------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ON
  INVESTMENTS:
Net realized gain on investments                 3,274,748      3,952,760    8,423,068     27,484,100        342,601
Net realized gain (loss) on foreign currency             0       (706,679)           0         39,530              0
Net change in unrealized appreciation of
  investments and foreign currency              10,516,740        669,652   18,154,797      9,355,358         35,050
                                             ----------------------------------------------------------------------------
      Net realized and unrealized gain on
        investments                             13,791,488      3,915,733   26,577,865     36,878,988        377,651
                                             ----------------------------------------------------------------------------
INCREASE IN NET ASSETS RESULTING FROM
  OPERATIONS                                  $ 12,989,536    $ 3,875,493   $31,438,734  $110,339,019       $864,418
                                             ============================================================================


(1) Growth + Value Fund commenced operations on November 18, 1996.
(2) High Total Return Fund II commenced operations on January 31, 1997.

See accompanying notes to financial statements.

    NORTHSTAR TRUST
    STATEMENT OF CHANGES IN NET ASSETS
                                                                        (LOGO)

                                 Northstar                  Northstar
                                  Growth +             International Value                      Northstar
                               Value Fund (1)                  Fund                       Income and Growth Fund
                              ----------------  ----------------------------------  ----------------------------------
                                For the period      For the year      For the year      For the year      For the year
                                         ended             ended             ended             ended             ended
                              October 31, 1997  October 31, 1997  October 31, 1996  October 31, 1997  October 31, 1996
                              ----------------------------------------------------------------------------------------
FROM OPERATIONS:
Net investment income (loss)    $   (801,952)     $    (40,240)     $    294,379      $  4,860,869      $  4,848,014
Net realized gain on
  investments                      3,274,748         3,952,760         1,078,369         8,423,068        23,384,520
Net realized loss on foreign
  currency                                 0          (706,679)                0                 0               (63)
Net change in unrealized
  appreciation (depreciation)
  of investments and foreign
  currency                        10,516,740           669,652           756,605        18,154,797          (354,693)
                              ----------------------------------------------------------------------------------------
    Increase in net assets
      resulting from
      operations                  12,989,536         3,875,493         2,129,353        31,438,734        27,877,778
FROM DIVIDENDS TO
  SHAREHOLDERS:
Net investment income:
    Class A                                0          (262,842)          (31,554)       (1,758,881)       (2,181,639)
    Class B                                0                 0                 0        (1,535,284)       (1,332,583)
    Class C                                0           (74,358)          (22,395)       (1,387,594)       (1,190,706)
Net realized gain from
  investments                              0          (790,064)                0       (22,088,154)                0
                              ----------------------------------------------------------------------------------------
    Total distributions                    0        (1,127,264)          (53,949)      (26,769,913)       (4,704,928)
                              ----------------------------------------------------------------------------------------
FROM CAPITAL SHARE
  TRANSACTIONS:
Net proceeds from sale of
  shares                         133,578,481       177,693,876        39,494,886        31,477,216        32,261,734
Net asset value of shares
  issued to shareholders in
  reinvestment of dividends                0         1,087,022            53,949        19,661,408         3,175,945
                              ----------------------------------------------------------------------------------------
                                 133,578,481       178,780,898        39,548,835        51,138,624        35,437,679
Cost of shares redeemed           (8,651,878)      (31,008,648)      (21,254,944)      (75,510,753)      (31,818,353)
                              ----------------------------------------------------------------------------------------
Net increase (decrease) in
  net assets derived from
  capital share transactions     124,926,603       147,772,250        18,293,891       (24,372,129)        3,619,326
                              ----------------------------------------------------------------------------------------
Net increase (decrease) in
  net assets                     137,916,139       150,520,479        20,369,295       (19,703,308)       26,792,176
NET ASSETS:
Beginning of period                        0        31,306,896        10,937,601       216,830,802       190,038,626
                              ----------------------------------------------------------------------------------------
End of period                   $137,916,139      $181,827,375      $ 31,306,896      $197,127,494      $216,830,802
                              ========================================================================================

Undistributed net investment
  income                        $          0      $      5,612      $    286,879      $    327,877      $    143,023
                              ========================================================================================


(1) Growth + Value Fund commenced operations on November 18, 1996.

See accompanying notes to financial statements.

    NORTHSTAR TRUST
    STATEMENT OF CHANGES IN NET ASSETS

                                                                                                     Northstar
                                                                                                     High Total
                                                                          Northstar                    Return
                                                                    High Total Return Fund          Fund II (2)
                                                              ----------------------------------  ----------------
                                                                  For the year      For the year    For the period
                                                                         ended             ended             ended
                                                              October 31, 1997  October 31, 1996  October 31, 1997
                                                              ----------------------------------------------------
FROM OPERATIONS:
Net investment income                                           $ 73,460,031      $ 33,820,265      $    486,767
Net realized gain on investments                                  27,484,100         6,942,609           342,601
Net realized gain on foreign currency                                 39,530                 0                 0
Net change in unrealized appreciation of investments and
  foreign currency                                                 9,355,358        12,167,393            35,050
                                                              ----------------------------------------------------
    Increase in net assets resulting from operations             110,339,019        52,930,267           864,418
FROM DIVIDENDS TO SHAREHOLDERS:
Net investment income:
    Class A                                                      (19,197,944)      (13,178,032)         (127,869)
    Class B                                                      (44,408,129)      (19,778,603)         (536,348)
    Class C                                                       (7,446,587)       (2,906,227)         (165,151)
Return of capital
    Class A                                                                0                 0           (17,201)
    Class B                                                                0                 0           (76,530)
    Class C                                                                0                 0           (24,768)
                                                              ----------------------------------------------------
    Total distributions                                          (71,052,660)      (35,862,862)         (947,867)
                                                              ----------------------------------------------------
FROM CAPITAL SHARE TRANSACTIONS:
Net proceeds from sale of shares                                 371,371,162       387,483,470        62,136,277
Net asset value of shares issued to shareholders in
  reinvestment of dividends                                       23,235,292        12,475,223           249,885
                                                              ----------------------------------------------------
                                                                 394,606,454       399,958,693        62,386,162
Cost of shares redeemed                                         (112,723,639)      (43,950,880)       (3,344,738)
                                                              ----------------------------------------------------
Net increase in net assets derived from capital share
  transactions                                                   281,882,815       356,007,813        59,041,424
                                                              ----------------------------------------------------
Net increase in net assets                                       321,169,174       373,075,218        58,957,975
NET ASSETS:
Beginning of period                                              568,999,176       195,923,958                 0
                                                              ----------------------------------------------------
End of period                                                   $890,168,350      $568,999,176      $ 58,957,975
                                                              ====================================================

Undistributed net investment income                             $  3,207,758      $          0      $          0
                                                              ====================================================


(2) High Total Return Fund II commenced operations on January 31, 1997.

See accompanying notes to financial statements.

    NORTHSTAR TRUST
    FINANCIAL HIGHLIGHTS
    SELECTED DATA FOR A SHARE OF BENEFICIAL INTEREST
    OUTSTANDING THROUGHOUT EACH PERIOD
                                                                       (LOGO)

                                                  Net realized                    Dividends
                  Net Asset                       & unrealized                     declared      Distributions
                   Value,            Net          gain (loss)      Total from      from net      declared from     Distributions
                  beginning      investment            on          investment     investment     net realized      declared from
Period ended      of period     income (loss)      investment      operations       income           gain             capital
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                  Growth + Value Fund, Class A
--------------------------------------------------------------------------------------------------------------------------------
     11/18/96-
     10/31/97      $ 10.00         ($ 0.05)          $ 2.20          $ 2.15         $ 0.00          $    --           $    --

                                                                                                  Growth + Value Fund, Class B
--------------------------------------------------------------------------------------------------------------------------------
     11/18/96-
     10/31/97        10.00           (0.08)            2.16            2.08           0.00               --                --

                                                                                                  Growth + Value Fund, Class C
--------------------------------------------------------------------------------------------------------------------------------
     11/18/96-
     10/31/97        10.00           (0.08)            2.16            2.08           0.00               --                --

                                                                                                  International Value Fund, Class A
--------------------------------------------------------------------------------------------------------------------------------
      3/06/95-
     10/31/95         7.64            0.09             0.37            0.46           0.00               --                --
     10/31/96         8.10            0.14             0.85            0.99          (0.04)              --                --
     10/31/97         9.05           (0.09)            2.30            2.21          (0.14)           (0.22)

                                                                                                International Value Fund, Class B
--------------------------------------------------------------------------------------------------------------------------------
      4/17/97-
     10/31/97        10.00           (0.02)            0.89            0.87           0.00               --                --

                                                                                                International Value Fund, Class C
--------------------------------------------------------------------------------------------------------------------------------
      3/06/95-
     10/31/95         7.61            0.06             0.38            0.44           0.00               --                --
     10/31/96         8.05            0.05             0.86            0.91          (0.03)              --                --
     10/31/97         8.93           (0.06)            2.20            2.14          (0.04)           (0.17)

                                                                                                 Income and Growth Fund, Class A
--------------------------------------------------------------------------------------------------------------------------------
     11/08/93-
     10/31/94        10.00            0.30            (0.05)           0.25          (0.25)              --                --
     10/31/95        10.00            0.35             0.84            1.19          (0.33)              --                --
     10/31/96        10.86            0.32             1.29            1.61          (0.31)              --                --
     10/31/97        12.16            0.38             1.53            1.91          (0.34)           (1.26)

                                                                                                 Income and Growth Fund, Class B
--------------------------------------------------------------------------------------------------------------------------------
      2/09/94-
     10/31/94        10.64            0.20            (0.65)          (0.45)         (0.20)              --                --
     10/31/95         9.99            0.27             0.85            1.12          (0.27)              --                --
     10/31/96        10.84            0.24             1.28            1.52          (0.23)              --                --
     10/31/97        12.13            0.27             1.55            1.82          (0.25)           (1.26)

                                                                                                 Income and Growth Fund, Class C
--------------------------------------------------------------------------------------------------------------------------------
      3/21/94-
     10/31/94        10.37            0.20            (0.38)          (0.18)         (0.20)              --                --
     10/31/95         9.99            0.27             0.85            1.12          (0.28)              --                --
     10/31/96        10.83            0.24             1.28            1.52          (0.23)              --                --
     10/31/97        12.12            0.28             1.54            1.82          (0.26)           (1.26)

                                                                                                 High Total Return Fund, Class A
--------------------------------------------------------------------------------------------------------------------------------
     11/08/93-
     10/31/94         5.00            0.41            (0.60)          (0.19)         (0.40)              --                --
     10/31/95         4.41            0.48             0.07            0.55          (0.48)              --                --
     10/31/96         4.48            0.46             0.32            0.78          (0.48)              --                --
     10/31/97         4.78            0.48             0.20            0.68          (0.46)              --                --

                                                                                                  High Total Return Fund, Class B
--------------------------------------------------------------------------------------------------------------------------------
      2/09/94-
     10/31/94         5.20            0.33            (0.80)          (0.47)         (0.32)              --                --
     10/31/95         4.41            0.45             0.06            0.51          (0.45)              --                --
     10/31/96         4.47            0.43             0.32            0.75          (0.45)              --                --
     10/31/97         4.77            0.44             0.22            0.66          (0.43)              --                --

                                                                                                 High Total Return Fund, Class C
--------------------------------------------------------------------------------------------------------------------------------
      3/21/94-
     10/31/94         5.06            0.26            (0.65)          (0.39)         (0.26)              --                --
     10/31/95         4.41            0.44             0.09            0.53          (0.45)              --                --
     10/31/96         4.49            0.43             0.32            0.75          (0.45)              --                --
     10/31/97         4.79            0.44             0.22            0.66          (0.43)              --                --

                                                                                               High Total Return Fund II, Class A
--------------------------------------------------------------------------------------------------------------------------------
      1/31/97-
     10/31/97         5.00            0.28             0.53            0.81           (.28)              --              (.04)

                                                                                              High Total Return Fund II, Class B
--------------------------------------------------------------------------------------------------------------------------------
      1/31/97-
     10/31/97         5.00            0.25             0.53            0.78           (.25)              --              (.04)

                                                                                               High Total Return Fund II, Class C
--------------------------------------------------------------------------------------------------------------------------------
      1/31/97-
     10/31/97         5.00            0.25             0.54            0.79           (.25)              --              (.04)

                                                                                           Ratio of
               Net Asset                 Assets,        Ratio of           expense        income to
                Value,                    end of       expenses to      reimbursement      average                       Average
                end of        Total       period       average net       to average          net         Portfolio     commissions
 Period ended    period       Return      (000's)        assets(1)       net assets(1)     assets(1)      turnover       per share

     11/18/96
     10/31/97   $ 12.15        21.50%     $34,346          1.84%             0.02%           (0.94%)          144%       $0.0394

-------------
     11/18/96
     10/31/97     12.08        20.80       76,608          2.55              0.02           (1.68)            144         0.0394

-------------
     11/18/96
     10/31/97     12.08        20.80       26,962          2.56              0.02           (1.70)            144         0.0394

-------------
      3/06/95
     10/31/95      8.10         6.98        5,188          1.85              6.08             1.67              0             --
     10/31/96      9.05         6.09       16,777          1.85              0.97             1.52             74         0.0314
     10/31/97     10.90        27.59       60,539          1.80              0.27             0.46             26         0.0218

-------------
      4/17/97
     10/31/97     10.87         8.70       59,185          2.50              0.08           (0.71)             26         0.0218

-------------
      3/06/95
     10/31/95      8.05         6.61        5,749          2.50              6.08             1.13              0             --
     10/31/96      8.93         5.46       14,530          2.50              1.21             0.62             74         0.0314
     10/31/97     10.86        25.92       62,103          2.50              0.24           (0.23)             26         0.0218

-------------
     11/08/93
     10/31/94     10.00         2.48       72,223          1.50              0.47             3.73             26             --
     10/31/95     10.86        13.19       76,031          1.51                --             3.39             91             --
     10/31/96     12.16        14.48       85,250          1.52                --             2.78            147         0.0600
     10/31/97     12.47        17.02       53,805          1.47                --             2.90             56         0.0600

-------------
      2/09/94
     10/31/94      9.99        (4.20)      37,767          2.20              0.16             3.00             26             --
     10/31/95     10.84        12.31       60,347          2.23                --             2.66             91             --
     10/31/96     12.13        13.60       71,123          2.26                --             2.04            147         0.0600
     10/31/97     12.44        15.06       73,829          2.18                --             2.18             56         0.0600

-------------
      3/21/94
     10/31/94      9.99        (1.75)       4,823          2.20              0.06             2.87             26             --
     10/31/95     10.83        12.33       53,661          2.22                --             2.67             91             --
     10/31/96     12.12        13.68       60,458          2.20                --             2.10            147         0.0600
     10/31/97     12.42        15.04       69,494          2.15                --             2.21             56         0.0600

-------------
     11/08/93
     10/31/94      4.41        (4.11)      50,797          1.50              0.99            10.09            163             --
     10/31/95      4.48        13.02       88,552          1.55                --            10.90            145             --
     10/31/96      4.78        18.14      167,698          1.52                --             9.86            158             --
     10/31/97      5.00        15.03      215,361          1.42                --             9.88            183             --

-------------
      2/09/94
     10/31/94      4.41        (9.30)      25,880          2.20              0.20             9.72            163             --
     10/31/95      4.47        11.97       96,362          2.25                --            10.20            145             --
     10/31/96      4.77        17.08      346,919          2.23                --             9.14            158             --
     10/31/97      5.00        14.46      577,351          2.12                --             9.18            183             --

-------------
      3/21/94
     10/31/94      4.41        (7.21)       2,330          2.20              0.11             9.46            163             --
     10/31/95      4.49        12.44       11,011          2.27                --            10.18            145             --
     10/31/96      4.79        17.28       54,382          2.23                --             9.14            158             --
     10/31/97      5.02        14.42       97,457          2.13                --             9.18            183             --

-------------
      1/31/97
     10/31/97      5.49        16.53        8,548          1.26              3.36             5.89            164             --

-------------
      1/31/97
     10/31/97      5.49        15.91       38,076          1.95              0.75             5.20            164             --

-------------
      1/31/97
     10/31/97      5.50        16.12       12,334          1.95              0.78             5.17            164             --


(1) Annualized

See accompanying notes to financial statements

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997

NOTE 1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

    Organization -- The Northstar Trust, a business trust, was organized under the laws of the Commonwealth of Massachusetts and registered under the Investment Company Act of 1940 as a diversified open-end management investment company. The names of each of the five investment series which comprise the Trust (the "Funds") and their respective investment objectives are set forth below.
    NORTHSTAR GROWTH + VALUE FUND, ("Growth + Value Fund") is a diversified portfolio with the investment objective of capital appreciation by investing in equity securities. The Fund seeks to achieve its objective through investments in companies the portfolio manager identifies as either growth or value through quantitative analysis.

    NORTHSTAR INTERNATIONAL VALUE FUND, ("International Value Fund"), formerly the Brandes International Fund, is a diversified portfolio with the investment objective of long-term capital appreciation. The Fund invests primarily in foreign companies with a market valuation greater than $1 billion, but may hold up to 25% of its assets in companies with smaller market capitalization. Portfolio managers apply the technique of "value investing".

    NORTHSTAR INCOME AND GROWTH FUND, ("Income and Growth Fund") is a diversified portfolio with the investment objective of current income balanced with capital appreciation. The Fund seeks to achieve its objective through investments in a diversified group of securities selected for their prospects of providing both current income and long-term growth of capital.

    NORTHSTAR HIGH TOTAL RETURN FUND, ("High Total Return Fund") is a diversified portfolio with the investment objective of high income and capital appreciation. The Fund invests primarily in a diversified group of fixed income securities which are selected for high current income and the potential for capital growth, including lower-rated fixed income securities, convertible securities, securities issued by U.S. companies in foreign currencies, and securities issued by foreign governments and companies.

    NORTHSTAR HIGH TOTAL RETURN FUND II, ("High Total Return Fund II") is a diversified portfolio with the investment objective of high income and capital appreciation. The Fund invests primarily in a diversified group of fixed income securities which are selected for high current income and the potential for capital growth, including lower-rated fixed income securities, convertible securities, securities issued by U.S. companies in foreign currencies, and securities issued by foreign governments and companies.

    Security Valuation -- Equity securities are valued at the closing sale prices reported on recognized securities exchanges or lacking any sales, at the last available bid price. Prices of long-term debt securities are valued on the basis of last reported sales price, or if no sales are reported, the value is determined based upon the mean of representative quoted bid or asked prices for such securities, or, if such prices are not available, at prices provided by market makers, or at prices for securities of comparable maturity, quality and type. Short-term debt instruments with remaining maturities of less than 60 days are valued at amortized cost, unless the Trustees determine that amortized cost does not reflect the fair value of such obligations. Securities for which market quotations are not readily available are valued at fair value determined in good faith by or under direction of the Trustees of the Trust. The books and records of the Funds are maintained in U.S. dollars. Securities quoted in foreign currencies are translated into U.S. dollars based on the prevailing exchange rates on that day. The Adviser uses independent pricing services to price the Funds' securities.

    Management's Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    Security Transactions, Investment Income, Expenses -- Security transactions are recorded on the trade date. Realized gains or losses on sales of investments are calculated on the identified cost basis. Interest income is recorded on the accrual basis except when collection is not expected; discounts are accrued, and premiums amortized to par at maturity; dividend income is recorded on the ex-dividend dates. Income, expenses

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997
                                                                         (LOGO)
(except class specific expenses), and realized/unrealized gains/losses, are allocated proportionately to each Fund or class of shares based upon the relative net asset value.

    Distributions to Shareholders -- Dividends from net investment income are declared and paid monthly by the High Total Return Fund and High Total Return Fund II, and declared and paid quarterly by the Income and Growth Fund, and declared and paid annually by the Growth + Value Fund and International Value Fund. Distributions of net realized capital gains, if any, are declared annually; however, to the extent that a net realized capital gain can be reduced by a capital loss carryover, such gain will not be distributed.

    The Funds may periodically make reclassifications among certain of their capital accounts as a result of the timing and characterization of certain income and capital gains distributions determined annually in accordance with federal tax regulation which may differ from generally accepted accounting principles. These differences are primarily due to differing treatments of net operating losses and foreign currency transactions. As of October 31, 1997, the following amounts have been reclassified between undistributed net investment income, accumulated net realized gain on investments and paid-in-capital:

                               ACCUMULATED
                UNDISTRIBUTED      NET
                     NET        REALIZED
                 INVESTMENT      GAIN ON     PAID-IN-
                   INCOME      INVESTMENTS    CAPITAL
                -------------  -----------  -----------
Growth + Value
  Fund            $ 801,952    $ (801,952 ) $         0
International
  Value Fund         96,173    (1,522,246 )   1,426,073
Income & Growth
  Fund                5,744        (5,744 )           0
High Total
  Return Fund       800,387      (800,387 )           0
High Total
  Return Fund
  II                461,100      (342,601 )    (118,499)

    These restatements did not affect net investment income, net realized gain on investments, or net assets for the year ended October 31, 1997.

    Foreign Currency -- The Funds isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held.

    Net realized and unrealized gain(loss) on foreign currency transactions represents the foreign exchange: (1) gains and losses from the sale of holdings of foreign currencies, (2) gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts, and
(3) gains and losses from the difference between amounts of interest and dividends recorded and the amounts actually received.

    Forward Foreign Currency Contracts and Options and Futures -- The Funds may enter into forward foreign currency contracts ("contracts") to purchase or sell currencies at a specified rate at a future date. The Funds may enter into these contracts solely for hedging purposes.

    The Funds write and purchase put and call options on foreign currencies. The premium paid by the Funds for the purchase of a call or put option is recorded as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Funds have purchased expires on the stipulated expiration date, the Funds realize a loss in the amount of the cost of the option.

    The amount of potential gain or loss to the Funds upon exercise of a written call option is the value (in U.S. dollars) of the currency sold, less the value of the U.S. dollars received in exchange. The amount of potential gain or loss to the Funds upon exercise of a written put option is the value (in U.S. dollars) of the currency received, less the value of the U.S. dollars paid in exchange.

    Risks may arise upon entering these contracts from the potential inability of counterparties to meet the terms of their contract and from unanticipated movement in the value of a foreign currency relative to the U.S. dollar.

    Initial margin deposits made upon entering into futures contracts are recognized as assets due from the broker (the Fund's agent in acquiring the futures position). During the period the futures contract is open, changes in the value of the contract are recognized as unrealized gains or losses by "marking-to-market" on a daily basis to reflect the market value of the contract at the end of each day's trading.

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997

    Variation margin payments are received or made, depending upon whether unrealized gains or losses are incurred. When the contract is closed, the Fund records a realized gain or loss equal to the difference between the proceeds from (or cost of) the closing transaction and the Fund's basis in the contract.

    Repurchase Agreements -- The Funds' Custodian takes possession of collateral pledged for investments in repurchase agreements. The underlying collateral is valued daily on a mark-to-market basis to assure that the value, including accrued interest, is at least equal to the repurchase price. In the event of default of the obligation to repurchase, the Funds have the right to liquidate the collateral and apply the proceeds in satisfaction of the obligation. If the seller defaults and the value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Funds' may be delayed or limited.

    Federal Income Taxes -- The Trust intends to comply with the special provisions of the Internal Revenue Code available to investment companies and to distribute all of the taxable net income to their respective shareholders. Therefore, no Federal income tax provision or excise tax provision is required.

    Organization Costs -- Costs incurred by the Trust in connection with its organization of each Fund have been deferred and are being amortized over a period of five years from the date the Fund commenced operations. Each Fund offers three classes of shares.

NOTE 2. INVESTMENT ADVISER, ADMINISTRATOR AND DISTRIBUTOR

    Northstar, Inc. (and its wholly owned operating subsidiaries, Northstar Investment Management Corp., Northstar Distributors, Inc. and Northstar Administrator Corp.) is an 80% owned subsidiary of Reliastar Financial Corp. Northstar Investment Management Corp. (the "Adviser") serves as each Fund's investment adviser. The Growth + Value and International Value Funds pays the Adviser an investment advisory fee calculated at an annual rate of 1.00% of average daily net assets. Income and Growth and High Total Return Fund pay the Adviser an investment advisory fee calculated at an annual rate of 0.75% on the first $250,000,000 of aggregate average daily net assets; 0.70% on the next $250,000,000 of such assets; 0.65% on the next $250,000,000 of such assets; 0.60% on the next $250,000,000 of such assets; and 0.55% on the remaining aggregate daily net assets of each Fund in excess of $1 billion. High Total Return Fund II pays the Adviser an investment advisory fee calculated at an annual rate of 0.75% of average daily net assets. For the period ended October 31, 1997, the Adviser earned $8,352,908 in investment advisory fees. The Adviser has voluntarily undertaken to limit the expenses of the Growth + Value Fund 1.85% (Class A), 2.55% (Class B) and 2.56% (Class C); International Value Fund 1.80% (Class A) and 2.50% (Class B&C); and High Total Return Fund II 1.26% (Class A) and 1.95% (Class B&C) of each respective class's average net assets. The Adviser will reimburse the Funds for amounts in excess of such limits, up to the total amount of fees received during the period. At October 31, 1997, the Advisor's reimbursements aggregated $11,165, $173,911 and $105,669 for the Growth + Value Fund, International Value Fund and High Total Return Fund II, respectively. Northstar Administrators Corp. (the "Administrator"), an affiliate of the Adviser, serves as each Fund's administrator. The Funds pay the Administrator a fee calculated at an annual rate of 0.10% of each Fund's average daily net assets, and an annual shareholder account servicing fee of $5.00, payable semi-annually, for each account of beneficial owners of shares. For the period ended October 31, 1997, the Administrator earned $1,138,574 in administrative and account servicing fees. Northstar Distributors, Inc. (the "Distributor"), an affiliate of the Adviser and the Administrator, is the distributor of each Fund's shares. Under separate Plans of Distribution pertaining to Class A, Class B, and Class C shares, the Trust pays the Distributor monthly service fees at an annual rate of 0.25% of the average daily net assets in the case of Class A, Class B and Class C shares, and monthly distribution fees at the annual rate of 0.05% of the average daily net assets of Class A shares, and 0.75% of the average daily net assets of Class B and Class C shares. At October 31, 1997, the Trust owed the Distributor $1,039,964 in service and distribution fees. The Distributor also receives the proceeds of the initial sales charges paid by shareholders upon the purchase of Class A shares, and the contingent deferred sales charge paid by shareholders upon certain redemptions of Class A, Class B and Class C shares. For the period ended October 31, 1997, the Distributor earned the following amounts in sales charges:

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997
                                                               (LOGO)

                          CLASS A     CLASS B     CLASS C
                           SHARES      SHARES     SHARES
                          --------   ----------   -------
Initial sales charges     $786,764          n/a      n/a
Contingent deferred
  sales charges             19,288   $1,672,463   $89,586

NOTE 3. PURCHASES AND SALES OF INVESTMENT SECURITIES

    The aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) for the period ended October 31, 1997, were as follows:

                                           GROWTH +     INTERNATIONAL     INCOME &       HIGH TOTAL       HIGH TOTAL
                                          VALUE FUND     VALUE FUND     GROWTH FUND     RETURN FUND     RETURN FUND II
                                         ------------   -------------   ------------   --------------   --------------
Aggregate purchases                      $193,071,109   $158,381,333    $67,116,363    $1,570,622,481    $ 52,607,688
Aggregate sales                          $ 78,298,247   $ 19,572,817    $108,332,282   $1,298,022,977    $ 14,891,064

    U.S. Government Securities included above were as follows:

                                           GROWTH +    INTERNATIONAL    INCOME &     HIGH TOTAL      HIGH TOTAL
                                          VALUE FUND    VALUE FUND     GROWTH FUND   RETURN FUND   RETURN FUND II
                                          ----------   -------------   -----------   -----------   --------------
Aggregate purchases                           $0            $ 0        $22,163,694       $ 0             $0
Aggregate sales                               $0            $ 0        $        0        $ 0             $0

NOTE 4. PORTFOLIO SECURITIES (TAX BASIS)

    The cost of securities for federal income tax purposes and the aggregate appreciation and depreciation of securities at October 31, 1997 were as follows:

                                            GROWTH +     INTERNATIONAL     INCOME &      HIGH TOTAL      HIGH TOTAL
                                           VALUE FUND     VALUE FUND     GROWTH FUND    RETURN FUND    RETURN FUND II
                                          ------------   -------------   ------------   ------------   --------------
Cost (tax basis)                          $118,047,610   $171,517,415    $159,993,611   $802,102,278    $ 38,149,970
                                          ------------   -------------   ------------   ------------   --------------
Appreciated securities                      14,490,411     12,125,530     34,234,250     55,867,599          712,657
Depreciated securities                      (3,973,671)   (10,919,506 )   (1,886,219 )  (37,538,891 )       (677,607)
                                          ------------   -------------   ------------   ------------   --------------
Net unrealized appreciation               $ 10,516,740   $  1,206,024    $32,348,031    $18,328,708     $     35,050
                                          ------------   -------------   ------------   ------------   --------------

NOTE 5. CAPITAL SHARE TRANSACTIONS

    Transactions in capital shares of each Fund for the period ended October 31, 1997, were as follows:

                                                                   GROWTH & VALUE FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        3,198,589    $ 35,128,129      6,594,961    $ 72,326,051      2,376,801    $26,124,301
Reinvested dividends                       0               0              0               0              0              0
Shares redeemed                     (371,688)     (4,227,202)      (252,824)     (2,794,803)      (144,248)    (1,629,873)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                       2,826,901    $ 30,900,927      6,342,137    $ 69,531,248      2,232,553    $24,494,428
                                 -----------    ------------    -----------    ------------    -----------    -----------

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997

                                                                 INTERNATIONAL VALUE FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        4,935,067    $ 54,622,981      5,542,720    $ 62,354,855      5,488,633    $60,716,040
Reinvested dividends                  65,938         647,027              0               0         44,366        439,995
Shares redeemed                   (1,302,050)    (14,082,310)       (95,521)     (1,073,954)    (1,439,291)   (15,852,384)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                       3,698,955    $ 41,187,698      5,447,199    $ 61,280,901      4,093,708    $45,303,651
                                 -----------    ------------    -----------    ------------    -----------    -----------


                                                                   INCOME & GROWTH FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        1,243,862    $ 14,890,910        841,761    $ 10,066,857        532,573    $ 6,519,449
Reinvested dividends                 562,660       6,530,795        482,072       5,581,664        652,245      7,548,949
Shares redeemed                   (4,502,701)    (53,333,104)    (1,249,464)    (15,194,870)      (577,643)    (6,982,779)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase/decrease             (2,696,179)   $(31,911,399)        74,369    $    453,651        607,175    $ 7,085,619
                                 -----------    ------------    -----------    ------------    -----------    -----------

                                                                  HIGH TOTAL RETURN FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                       15,013,653    $ 72,250,956     50,969,211    $244,941,244     11,157,080    $54,178,962
Reinvested dividends               1,761,535       8,526,615      2,606,832      12,616,158        431,760      2,092,519
Shares redeemed                   (8,829,614)    (42,947,742)   (10,740,737)    (52,447,215)    (3,517,940)   (17,328,682)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                       7,945,574    $ 37,829,829     42,835,306    $205,110,187      8,070,900    $38,942,799
                                 -----------    ------------    -----------    ------------    -----------    -----------

                                                                HIGH TOTAL RETURN FUND II
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        2,030,839    $ 11,223,031      7,001,479    $ 38,488,120      2,255,476    $12,425,126
Reinvested dividends                  11,470          62,725         26,673         146,533          7,387         40,627
Shares redeemed                     (483,860)     (2,718,468)       (94,319)       (522,918)       (18,844)      (103,352)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                       1,558,449    $  8,567,288      6,933,833    $ 38,111,735      2,244,019    $12,362,401
                                 -----------    ------------    -----------    ------------    -----------    -----------

    Transactions in capital shares of each class of shares of each Fund for the period ended October 31, 1996, were as follows:

                                                                 INTERNATIONAL VALUE FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        3,415,183    $ 30,122,061            n/a             n/a      1,079,936    $ 9,347,820
Reinvested dividends                   3,692          31,554            n/a             n/a          2,642         22,395
Shares redeemed                   (2,204,784)    (19,730,781)           n/a             n/a       (171,132)    (1,498,538)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                       1,214,091    $ 10,422,834            n/a             n/a        911,446    $ 7,871,677
                                 -----------    ------------    -----------    ------------    -----------    -----------

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997
                                                                        (LOGO)

                                                                   INCOME & GROWTH FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                        1,198,735    $ 13,791,336      1,141,776    $ 13,002,930        479,099    $ 5,467,468
Reinvested dividends                 107,624       1,241,919         67,273         775,255        100,714      1,158,771
Shares redeemed                   (1,296,115)    (14,970,646)      (914,164)    (10,500,448)      (546,984)    (6,347,259)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                          10,244    $     62,609        294,885    $  3,277,737         32,829    $   278,980
                                 -----------    ------------    -----------    ------------    -----------    -----------


                                                                  HIGH TOTAL RETURN FUND
                                 ----------------------------------------------------------------------------------------
                                           CLASS A                        CLASS B                       CLASS C
                                 ---------------------------    ---------------------------    --------------------------
                                   SHARES          AMOUNT         SHARES          AMOUNT         SHARES         AMOUNT
                                 -----------    ------------    -----------    ------------    -----------    -----------
Shares sold                       19,103,809    $ 90,286,429     53,275,516    $251,447,650      9,644,386    $45,749,391
Reinvested dividends               1,198,552       5,639,075      1,254,865       5,910,931        195,560        925,217
Shares redeemed                   (4,968,565)    (23,506,025)    (3,380,239)    (15,980,031)      (944,003)    (4,464,824)
                                 -----------    ------------    -----------    ------------    -----------    -----------
Net increase                      15,333,796    $ 72,419,479     51,150,142    $241,378,550      8,895,943    $42,209,784
                                 -----------    ------------    -----------    ------------    -----------    -----------

NOTE 6. CREDIT RISK AND DEFAULTED SECURITIES

    Although the Funds have a diversified portfolio, the High Total Return Fund and High Total Return Fund II had 77.98% and 60.18%, respectively, of their portfolios invested in lower rated and comparable quality unrated high yield securities. Investments in higher yield securities are accompanied by a greater degree of credit risk and such lower rated securities tend to be more sensitive to economic conditions than higher rated securities. The risk of loss due to default by the issuer may be significantly greater for the holders of high yielding securities, because such securities are generally unsecured and are often subordinated to other creditors of the issuer. At October 31, 1997, neither the High Total Return Fund nor High Total Return Fund II had any bankrupt securities.

    For financial reporting purposes, it is each Fund's accounting practice to discontinue accrual of income and provide an estimate for probable losses due to unpaid interest income on defaulted bonds for the current reporting period.

NOTE 7. SECURITY LOANS
    Each Fund may lend its securities to brokers, dealers and other financial institutions in amounts up to one third of the value of its total assets. The loans are fully collateralized at all times by cash or liquid high grade securities. As with other extensions of credit, each Fund may bear risk of delay in recovery or even loss of rights in the collateral should the borrower of the securities fail financially. The Funds receive compensation for lending its securities in the form of fees or all or a portion of the income from investments of the collateral. The Funds also continue to earn income on the securities loaned. At October 31,1997, the Funds did not have any securities on loan.

NOTE 8. FORWARD FOREIGN CURRENCY CONTRACTS AS OF OCTOBER 31, 1997 FOR THE INTERNATIONAL VALUE FUND.

                                                                                                      NET UNREALIZED
                                  CURRENCY TO      SETTLEMENT       IN EXCHANGE                        APPRECIATION
                                    DELIVER           DATE              FOR             VALUE $       (DEPRECIATION)
                                  ------------    ------------    ----------------    ------------    --------------
French Franc FRF                    5,103,190         11/28/97       USD   880,554         886,155           (5,611)
Japanese Yen JPY                  334,063,586          11/6/97       USD 2,775,767       2,775,767                0
                                                                  ----------------    ------------    --------------
                                                                         3,656,311       3,661,922           (5,611)

    NORTHSTAR TRUST
    NOTES TO FINANCIAL STATEMENTS -- OCTOBER 31, 1997

NOTE 9. ACQUISITION

    At the close of business on April 17, 1997 (the "Closing"), the Northstar International Value Fund ("International Value Fund") acquired the net assets of the Brandes International Fund, pursuant to an Agreement of Reorganization dated February 4, 1997. Brandes International Fund is the surviving Fund for the purposes of maintaining the financial statements and performance history in the post reorganization, but was reorganized as a Fund issued by Northstar Trust. In accordance with the agreement, the International Value Fund, at the closing, issued 4,152,725 shares of the International Value Fund having an aggregate value of $41,547,387 which included unrealized appreciation on investments of $4,299,350. As a result, the International Value Fund issued 1.637 shares for each Brandes International Fund Class A and 1.643 shares for each Brandes International Fund Class C shares. The transaction was structured for tax purposes to qualify as a tax-free reorganization under the Internal Revenue Code. Directly after the merger the combined net assets in the International Value Fund were $41,547,387 with a net asset value of $10.00 for Class A and Class C shares.

NOTE 10. SUBSEQUENT EVENT

    On December 1, 1997 Reliastar Financial Corp. purchased the remaining 20% of Northstar, Inc. (and its wholly owned operating subsidiaries, Northstar Investment Management Corp., Northstar Distributors, Inc. and Northstar Administrator Corp.).

    The High Total Return Fund held SA Telecommunications, Inc., security in bankruptcy, at November 18, 1997.

    The International Value Fund held Yamaichi Securities Co. LTD. (Japan), security in bankruptcy, at November 21, 1997.

--------------------------------------------------------------------------------

PROXY RESULTS (UNAUDITED)

    During the year ended October 31, 1997 High Total Return Fund shareholders voted on the following proposal. The proposal was approved at a special meeting of shareholders on February 13, 1997.

                                                             Shares Voted For    Shares Voted Against    Abstentions
                                                             -----------------   ---------------------   ------------
To approve a modification of the investment objective of
  the Fund.                                                     64,623,980             1,520,761          3,721,853

    NORTHSTAR TRUST
    REPORT OF INDEPENDENT ACCOUNTANTS
                                                                       (LOGO)
To the Shareholders and Trustees of Northstar Trust:

    We have audited the accompanying statement of assets and liabilities of the Northstar Trust, comprising the Northstar Growth + Value Fund, Northstar International Value Fund (formerly the Brandes International Fund), Northstar Income and Growth Fund, Northstar High Total Return Fund and Northstar High Total Return Fund II (collectively, the "Funds"), including the portfolios of investments, as of October 31, 1997, the related statement of operations for the year then ended except for the Northstar Growth + Value Fund, and Northstar High Total Return II Fund for which the periods were November 18, 1996 and January 31, 1997 (commencement of operations), respectively, to October 31, 1997, the statements of changes in net assets for each of the two years in the period then ended except for the Northstar International Value Fund for which the period was November 1, 1996 to October 31, 1997 and Northstar Growth + Value Fund and Northstar High Total Return Fund II for which the periods were November 18, 1996 and January 31, 1997 (commencement of operations), respectively, to October 31, 1997, and the financial highlights for each of the periods presented except for the Northstar International Value Fund for periods ending before November 1, 1996. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statement of changes in net assets for the year ended October 31, 1996 and the financial highlights for the year ended October 31, 1996 and the period March 6, 1995 to October 31, 1995 of Northstar International Value Fund were audited by other auditors whose report dated December 4, 1996 expressed an unqualified opinion on these statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects the financial position of each of the respective Funds constituting the Northstar Trust as of October 31, 1997, the results of their operations, the changes in their net assets, and the financial highlights for each of the periods referred to above, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.
New York, New York
December 6, 1997

                                     (LOGO)















                                    NORTHSTAR
                                      TRUST